Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of July 27, 2015, by and among Bacterin International Holdings, Inc., a Delaware corporation (“Purchaser”), X-spine Systems, Inc., an Ohio corporation (the “Company”), David L. Kirschman, M.D. (“Kirschman”), the K. Hemmelgarn 1998 Trust, the B. Hemmelgarn 1998 Trust, the K. Hemmelgarn 2010 Trust, and the B. Hemmelgarn 2010 Trust. Kirschman, the K. Hemmelgarn 1998 Trust, the B. Hemmelgarn 1998 Trust, the K. Hemmelgarn 2010 Trust, and the B. Hemmelgarn 2010 Trust are each referred to herein as a “Seller,” and collectively as the “Sellers.” Unless otherwise specified, all capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A.

Recitals:

A.           Sellers directly own 100% of the issued and outstanding shares of capital stock of the Company (the “Outstanding Shares”).

B.           Sellers desire to transfer to Purchaser, and Purchaser desires to acquire from Sellers, the Outstanding Shares on the terms and conditions and as more specifically provided in this Agreement (the “Purchase”).

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements contained herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, the Company and Sellers, intending to be legally bound, agree as follows:

ARTICLE 1
THE PURCHASE

Section 1.1           Purchase and Sale of Outstanding Shares. Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell, convey, transfer and assign to Purchaser, and Purchaser shall purchase and acquire, all right, title and interest in and to the Outstanding Shares, free and clear of all Liens.

Section 1.2           Purchase Price. The aggregate purchase price for the Outstanding Shares (the “Purchase Price”) shall be, subject to any adjustments (positive or negative) made in accordance with this Section 1.2 and Section 1.3, the Purchase Consideration, which shall be payable by Purchaser in accordance with the terms hereof.

(a)          For purposes of this Agreement:

(i)          “Cash Consideration” means cash in an amount of $60,000,000, plus or minus the Working Capital Adjustment, minus the Deductions;

(ii)         “Deductions” means the sum of the Paid Transaction Costs, the Escrowed Cash, and the costs and expenses of the Tail Policies;

(iii)        “Net Purchase Consideration” means the Purchase Consideration, minus each of (1) the Indebtedness Pay-Off Amount, (2) the Paid Transaction Costs, (3) the Escrowed Amount, and (4) all costs and expenses for the Tail Policies;

(iv)        “Ownership Interest Share” of each Seller means the amount, expressed as a percentage, each Seller is entitled to receive of that portion of the Purchase Consideration paid to Sellers;

(v)         “Purchase Consideration” means $90,000,000, plus or minus the Working Capital Adjustment, if any; and

(vi)        “Purchaser Stock Consideration” means the Purchase Consideration, minus the Cash Consideration, minus the Indebtedness Pay-Off Amount, in shares of Purchaser Common Stock valued at $4.00 per share.

(b)          The Purchase Consideration shall be paid at the Closing as provided in Sections 2.2(a) and 2.2(b)(i).

(c)          Disclosure Schedule 1.2(c) sets forth a list of Sellers and their respective Ownership Interest Shares. The Purchase Consideration shall be allocated among Sellers in proportion to their Ownership Interest Shares and to each Seller as directed by Sellers in the Flow of Funds Memorandum.

Section 1.3           Working Capital.

(a)          At least five Business Days prior to the Closing Date, the Company shall deliver to Purchaser and Sellers an estimated consolidated balance sheet of the Company as of the Closing Date (the “Closing Balance Sheet”), which shall set forth a good faith estimate of the components of the Working Capital Amount (“Closing Working Capital”) to enable Purchaser to calculate the Working Capital Adjustment. The Closing Balance Sheet shall be prepared by the Company in accordance with GAAP and in a manner consistent with the preparation of the audited Financial Statements, including any year-end accounting adjustments, and specifically shall give effect to the payment of the Indebtedness Pay-Off Amount, the Paid Transaction Costs and the Tail Policies costs and expenses by or on behalf of the Company on or immediately prior to the Closing. If such Closing Balance Sheet is not acceptable to Purchaser, Purchaser shall promptly submit its comments on the Closing Balance Sheet to the Company, and the Company and Purchaser shall endeavor in good faith to promptly resolve such comments so as not to delay the Closing. The Purchase Consideration shall be adjusted by the amount of the Working Capital Adjustment as provided in Section 1.2(a).

(b)          Within 60 days after the Closing Date, Purchaser shall prepare and deliver to Sellers a consolidated balance sheet of the Company as of the Closing Date (the “Final Balance Sheet”), which shall set forth the components of the Working Capital Amount. The Final Balance Sheet shall be calculated in the same way, using the same accounting principles, practices, methodologies and policies, as the line items comprising Current Assets and Current Liabilities included in the Closing Balance Sheet and that are consistent with GAAP and all accounting principles, practices, methodologies and policies historically used in the preparation of the Financial Statements. Following the delivery of the Final Balance Sheet to Sellers, Purchaser shall afford Sellers and their representatives the opportunity to examine the Final Balance Sheet, and such supporting schedules, analyses, workpapers and other underlying records or documentation as are reasonably necessary and appropriate. Purchaser shall cooperate promptly, as reasonably requested, with Sellers and their representatives in such examination.

2

(c)          If within ten days following delivery of the Final Balance Sheet, Sellers have not delivered to Purchaser written notice of its objections to the Final Balance Sheet (the “Objection Notice”), then the Working Capital Amount as set forth in the Final Balance Sheet shall be deemed final and conclusive. If Sellers deliver the Objection Notice within such ten-day period, then Purchaser and Sellers shall endeavor in good faith to resolve the objections, for a period not to exceed 15 days from the date of delivery of the Objection Notice.

(d)          If at the end of the 15-day period described in Section 1.3(c) there are any objections that remain in dispute, then the remaining objections in dispute shall be submitted for resolution to a nationally recognized accounting firm that has not been hired by either the Company or Purchaser in the last five years to be selected jointly by Sellers and Purchaser (the “Neutral Firm”). The Neutral Firm shall determine any unresolved items of the Working Capital Amount within 30 days after the objections that remain in dispute are submitted to it. If any remaining objections are submitted to the Neutral Firm for resolution, (i) each party shall furnish to the Neutral Firm such workpapers and other documents and information relating to such objections as the Neutral Firm may request and are available to that party, and shall be afforded the opportunity to present to the Neutral Firm any material relating to the determination of the matters in dispute and to discuss such determination with the Neutral Firm, (ii) to the extent that a value has been assigned to any objection that remains in dispute, the Neutral Firm shall not assign a value to such objection that is greater than the greatest value for such objection claimed by either party or less than the smallest value for such objection claimed by either party, and (iii) the determination by the Neutral Firm of the unresolved items of the Working Capital Amount, as set forth in a written notice delivered to Purchaser and Sellers by the Neutral Firm, shall be made in accordance with this Agreement and shall be binding and conclusive on the parties and shall constitute an arbitral award that is final, binding and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereof. The fees and expenses of the Neutral Firm shall be paid by the party whose calculation of the Working Capital Amount in the Final Balance Sheet deviated the most from the Working Capital Amount in the Final Balance Sheet as determined by the Neutral Firm.

(e)          To the extent that the Final Working Capital, as determined pursuant to Section 1.3(c) or (d), is less than the Closing Working Capital (such deficit, a “Final Adjustment Deficiency”), and the Final Adjustment Deficiency exceeds $50,000, Purchaser and Sellers shall instruct the Escrow Agent to release from the escrow to Purchaser the aggregate amount of the Final Adjustment Deficiency, first from the Escrowed Cash, and if the Escrowed Cash is insufficient for this purpose, then from the Escrowed Shares (such Escrowed Shares valued at $4.00 per share, As Adjusted). If the amount of the Final Adjustment Deficiency exceeds the total amount of Escrowed Cash and Escrowed Shares (as valued in accordance with the previous sentence), then the shortfall shall be promptly paid by Sellers in cash in proportion to their Ownership Interest Shares to Purchaser. To the extent that the Final Working Capital, as determined pursuant to Section 1.3(c) or (d), exceeds the Closing Working Capital (such excess, a “Final Adjustment Surplus”), and the Final Adjustment Surplus exceeds $50,000, Purchaser shall promptly pay to Sellers, in proportion to their Ownership Interest Shares, an aggregate amount of cash equal to the amount of the Final Adjustment Surplus. For the avoidance of doubt, if the Final Adjustment Deficiency or the Final Adjustment Surplus, as the case may be, does not exceed $50,000, then no payment shall be made pursuant to this Section 1.3.

3

(f)          For all Tax purposes, any payment under this Section 1.3 shall be treated by Purchaser, Sellers and their respective Affiliates as an adjustment to the Purchase Consideration.

Section 1.4           Withholding Rights. Purchaser shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of Applicable Law. To the extent that such amounts are so withheld or paid over to or deposited with the relevant Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect to which such deduction and withholding was made.

Section 1.5           Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company or Purchaser occurring after the date hereof and prior to the Closing, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

Section 1.6           Escrow. On the Closing Date, the Indemnifying Sellers, Purchaser and the Escrow Agent shall enter into the Escrow Agreement. $6,000,000 of the cash portion of the Purchase Consideration (the “Escrowed Cash”) and all of the shares of Purchaser Common Stock comprising a portion of the Purchase Consideration (the “Escrowed Shares,” and together with the Escrowed Cash, the “Escrowed Amount”) shall be deducted from the Purchase Consideration and deposited in escrow at Closing and shall be held in escrow pursuant to the terms of this Agreement and the Escrow Agreement. All fees due to the Escrow Agent shall be borne by Purchaser.

ARTICLE 2
CLOSING

Section 2.1           Closing. Unless this Agreement shall have been terminated pursuant to Article 6, and subject to the satisfaction or waiver of the conditions set forth in Article 5, the Closing shall take place on a date not later than the second Business Day following satisfaction or waiver of the conditions set forth in Article 5, at the offices of the Company, 452 Alexandersville Road, Miamisburg, Ohio 45342, unless another date, time or place is mutually agreed to in writing by Purchaser, Sellers and the Company.

4

Section 2.2           Actions to Occur at Closing.

(a)          Payments of the Indebtedness Pay-Off Amount and the Deductions from the Purchase Consideration by Purchaser. At the Closing, the Indebtedness Pay-Off Amount and the Deductions shall be paid as follows:

(i)          Purchaser shall pay to each creditor of the Company under an Indebtedness Agreement the amount of the outstanding Indebtedness due to such creditor as specified in such creditor’s Payoff Letter (collectively, the sum of such Indebtedness amounts for all such creditors being hereinafter referred to as the “Indebtedness Pay-Off Amount”), by wire transfer of immediately available funds to the account designated by such creditor in the Payoff Letter;

(ii)         Purchaser shall pay any Transaction Costs that remain outstanding as of the Closing Date and for which the Company has received a Payoff Letter (collectively, the sum of such payments for all payees of Transaction Costs being hereinafter referred to as the “Paid Transaction Costs”), by wire transfer of immediately available funds to the account designated by such Person in the applicable Payoff Letter; and

(iii)        Purchaser shall submit the Escrowed Cash to the Escrow Agent by wire transfer of immediately available funds to the account designated by the Escrow Agent, and shall submit the Escrowed Shares to the Escrow Agent.

(b)          Deliveries by Purchaser. At the Closing, Purchaser shall deliver the following in accordance with the applicable provisions of this Agreement:

(i)          the Net Purchase Consideration shall be delivered, as applicable, to the Escrow Agent and to Sellers, in accordance with the Flow of Funds Memorandum;

(ii)         a counterpart of the Escrow Agreement, executed by Purchaser, shall be delivered to the Indemnifying Sellers and the Escrow Agent;

(iii)        a certificate of Purchaser, duly executed by an officer of Purchaser, certifying in his or her capacity as an officer and not in his or her capacity as an individual, the satisfaction of the conditions set forth in Sections 5.3(a), (b) and (d), shall be delivered to Sellers;

(iv)        resolutions of Purchaser’s Board authorizing the appointment of the Appointee Director to Class II of Purchaser’s Board effective on the Closing Date shall be delivered to Sellers; and

(v)         a counterpart of the Employment Agreements for each Key Employee identified by Purchaser, executed by the Company (under Purchaser’s control), shall be delivered to each Key Employee who is a party thereto.

(c)          Deliveries by the Company and Sellers. At or prior to the Closing, the Company and Sellers shall deliver the following in accordance with the applicable provisions of this Agreement:

5

(i)          original stock certificates for the Outstanding Shares, together with stock powers from the respective Sellers duly endorsed in blank;

(ii)         a counterpart of the Escrow Agreement, executed by the Indemnifying Sellers, shall be delivered to Purchaser and the Escrow Agent;

(iii)        a certificate of the Company, duly executed by an officer of the Company, certifying in his or her capacity as an officer and not in his or her capacity as an individual, the satisfaction of the conditions set forth in Sections 5.2(a), (b) and (c) as they relate to the Company, shall be delivered to Sellers and to Purchaser;

(iv)        a certificate of each Seller, duly executed by such Seller, certifying the satisfaction of the conditions set forth in Sections 5.2(a) and (b) as they relate to such Seller, shall be delivered to Purchaser;

(v)         a good standing certificate for the Company and the Subsidiary as issued by the Secretary of State, or other appropriate agency, of the state or other jurisdiction of the Company’s or the Subsidiary’s domicile, each dated within ten days of the Closing Date, shall be delivered to Purchaser;

(vi)        the Consents set forth on Disclosure Schedule 3.2(e), in a form reasonably satisfactory to Purchaser, shall be delivered to Purchaser;

(vii)       the resignations of the members of the board of directors of the Company and the Subsidiary and of those officers of the Company and the Subsidiary whose resignations are requested by Purchaser shall be delivered to Purchaser;

(viii)      a counterpart of the Employment Agreements, executed by each Key Employee identified by Purchaser, shall be delivered to Purchaser;

(ix)         the Payoff Letters shall be delivered to Purchaser;

(x)          a certificate of the Company, duly executed by an officer of the Company, certifying in his or her capacity as an officer and not in his or her capacity as an individual, specifying the amounts of each of the Indebtedness Pay-Off Amount and Paid Transaction Costs (the “Deductions Certificate”), shall be delivered to Purchaser;

(xi)         certificates with respect to each of the Company’s and the Subsidiary’s status as a “United States real property holding corporation,” dated not more than 30 days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and proof of delivery to the Internal Revenue Service of the required notice, as described in Treasury Regulations Section 1.897-2(h)(2), shall be delivered to Purchaser;

(xii)        a counterpart of the Seller Non-Compete Agreements, in the forms attached hereto as Exhibit B-1 and Exhibit B-2, executed by each Indemnifying Seller and Kenneth J. Hemmelgarn, Jr., and Brian J. Hemmelgarn, as applicable, shall be delivered to Purchaser;

6

(xiii)       a counterpart of the Lock-Up Agreement, in the form attached as Exhibit C, executed by each Indemnifying Seller, shall be delivered to Purchaser;

(xiv)      a counterpart of the Guaranty, in the form attached as Exhibit D, executed by each of Kenneth J. Hemmelgarn, Jr., and Brian J. Hemmelgarn;

(xv)       a termination of the Amended and Restated Close Corporation Agreement, effective as of the Closing Date; and

(xvi)      the Company and Sellers shall deliver to Purchaser such other documents and instruments as Purchaser may reasonably request to carry out the purpose and intent of this Agreement.

Section 2.3           Appointment to Purchaser Board. Prior to the Closing, Purchaser shall take such actions as are necessary to appoint Kirschman (the “Appointee Director”) at the Closing to Class II of Purchaser’s Board.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1           Representations and Warranties Relating to Each Seller. Each Indemnifying Seller, severally and not jointly with the other Indemnifying Sellers, hereby represents and warrants to Purchaser as follows, except that Kirschman only, and not the K. Hemmelgarn 1998 Trust or the B. Hemmelgarn 1998 Trust, makes the representation and warranty set forth in Section 3.1(j) (Kirschman HSR Act Compliance), and provided that the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust make the following representations and warranties, jointly and severally with each other, as to all of the Hemmelgarn Sellers:

(a)          Authority; Due Execution and Binding Effect. Such Seller has the requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations under this Agreement and each other Transaction Document to which it is a party. This Agreement has been, and each other Transaction Document to which such Seller is a party will be, duly and validly executed and delivered by such Seller. Assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Applicable Laws affecting the enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or equity).

(b)          No Conflict. Neither the execution and delivery of this Agreement by such Seller, nor the performance by such Seller of its obligations hereunder shall, directly or indirectly: (i) contravene, conflict with, or result in (with or without notice or lapse of time) a violation or breach of any Applicable Law or order to which such Seller is subject; (ii) violate, conflict with or result in the breach of any provision of the organizational documents of such Seller, if such Seller is not an individual; or (iii) conflict in any material respect with, result in a material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material breach or default) under, require any Consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Lien pursuant to, any Contract to which such Seller is a party or by which any of its respective assets or properties are bound or affected.

7

(c)          Litigation. There is no Action pending against, or to the knowledge of such Seller, threatened against or affecting such Seller before any court or arbitrator or any Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

(d)          Government Approvals. No consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution and delivery of this Agreement by such Seller or the consummation by such Seller of the transactions contemplated hereby, other than such consents or approvals, filings, declarations or registrations that, if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of such Seller to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Purchase.

(e)          Title to Outstanding Shares. Such Seller is the record and beneficial owner of, and holds good and valid title to the Outstanding Shares of the Company set forth on Disclosure Schedule 1.2(c), free and clear of any and all Liens. Such Seller has the sole power and authority to sell, transfer, assign and deliver the Outstanding Shares of such Seller set forth in Disclosure Schedule 1.2(c) as provided in this Agreement, and upon delivery of and payment for such Outstanding Shares, Purchaser will acquire at Closing good and valid title to all such Outstanding Shares, free and clear of any and all Liens, which Outstanding Shares are as of the date hereof, and will be at and immediately after Closing, 100% of the Outstanding Shares of the Company. Such Seller is not a party to any voting trust or other voting agreement with respect to any of its Outstanding Shares or to any agreement relating to the issuance, sale, redemption, acquisition, registration, transfer or other disposition of its Outstanding Shares, except for the Amended and Restated Close Corporation Agreement. Such Seller has not granted to any Person, other than Purchaser hereunder, any preferential right or option to purchase any of the Outstanding Shares of such Seller, except as set forth in the Amended and Restated Close Corporation Agreement.

(f)          Brokers. Except for Cockrell Group, whose fees and expenses will be paid by Sellers, no broker, finder or agent is entitled to any brokerage fees, finder’s fees or commissions in connection with this Agreement or the transactions contemplated hereby based upon agreement, arrangement or understanding made by or on behalf of such Seller, provided that the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust represent and warrant that no Hemmelgarn Seller has engaged any such broker, and they make no representation or warranty as to any such broker that may have been engaged by Kirschman or any other Person.

(g)          Foreign Corrupt Practices Act. Such Seller has not, directly or indirectly, taken any action which would cause it to be in violation of the FCPA, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly.

8

(h)          Securities Laws Compliance. Such Seller is an Accredited Investor. Such Seller acknowledges that the Purchaser Stock Consideration has not been registered under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The Purchaser Stock Consideration is being acquired by such Seller for such Seller’s own account without a view to public distribution or resale, and such Seller has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of the Purchaser Stock Consideration or any portion thereof to any other Person. Such Seller will not sell or otherwise transfer or dispose of the Purchaser Stock Consideration or any portion thereof unless the transfer is made in accordance with the Securities Act.

(i)          Seller HSR Act Compliance. There is no Contract by which any Person, including any Seller, or any combination of Sellers who are Affiliates, has the contractual power and authority to designate 50% or more of the directors of the Company within the meaning of the HSR Act.

(j)          Kirschman HSR Act Compliance. Kirschman’s total assets held, whether foreign or domestic, within the meaning of the HSR Act, do not exceed $152,500,000.

Section 3.2           Representations and Warranties Relating to the Company. The Indemnifying Sellers hereby represent and warrant to Purchaser as set forth in this Section 3.2. The following representations and warranties are made severally by Kirschman, on the one hand, and the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust, on the other hand, and by the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust jointly and severally with each other. Further, the Hemmelgarn Knowledge Representations and Warranties are made jointly and severally by the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust to the Knowledge of the Hemmelgarn Sellers, and the representations and warranties of the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust in Sections 3.2(p) (Foreign Corrupt Practices Act), 3.2(s) (FDA and Regulatory Matters) and 3.2(dd) (Warranty) are made jointly and severally by the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust with each other to the Knowledge of the Hemmelgarn Sellers.

(a)          Organization and Qualification. The Company and the Subsidiary are corporations duly organized, validly existing and in good standing under the Applicable Laws of the states of their formation, and each has all requisite corporate power and authority to own, lease and operate its properties and to conduct the Business. The Company is not licensed or qualified to do business as a foreign corporation in any jurisdiction other than the State of Ohio. The Subsidiary is not licensed or qualified to do business as a foreign corporation in any jurisdiction other than the State of Nevada. The Company has delivered or made available to Purchaser true and complete copies of the currently effective articles of incorporation and bylaws of the Company and the Subsidiary (such instruments and documents, the “Charter Documents”), and the minute books and stock ledgers of the Company and the Subsidiary. Neither the Company nor the Subsidiary is in violation of its Charter Documents. The minute books contain all minutes and consents adopted by the Company’s board of directors and Sellers.

9

(b)          Subsidiary. Except for X-spine Sales Corporation (the “Subsidiary”), neither the Company nor the Subsidiary owns or controls, directly or indirectly, any interest in any Person. The Company is the record and beneficial owner of all of the outstanding equity interests of the Subsidiary, free and clear of all Liens, and such equity interests are duly authorized, validly issued fully paid and nonassessable. There are no outstanding options, warrants, call rights, rights of conversion or other rights, agreements, arrangements or commitments of any kind or character relating to the equity ownership interests of the Subsidiary to which the Company or Subsidiary is a party, or by which either is bound, obligating the Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any of its equity interests or any right to acquire any such equity interests.

(c)          Capitalization. The authorized capital of the Company consists of 1,500 shares of common stock, no par value, of which 1,000 shares are designated Class A Voting Common Shares and 500 shares are designated Class B Non-Voting Common Shares (collectively, the “Company Stock”). On the date of this Agreement there are 250 shares of Company Stock (200 shares of Class A Voting Common Shares and 50 shares of Class B Non-Voting Common Shares) issued and outstanding, held by each Seller as described in Disclosure Schedule 3.2(c). There are no outstanding options, warrants, call rights, rights of conversion or other rights, agreements, arrangements or commitments of any kind or character relating to the capital stock of the Company to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any Company Stock or other equity interests of the Company or any right to acquire any such equity interests. No Person shall be entitled to receive a portion of the Purchase Consideration other than Sellers. All Outstanding Shares are duly authorized and validly issued, fully paid and nonassessable, have been issued in accordance with all Applicable Laws and have not been issued in violation of any preemptive right. Disclosure Schedule 1.2(c) is accurate in all respects and, without limiting the foregoing, the allocation of the Purchase Consideration as provided in Disclosure Schedule 1.2(c) is in accordance with the provisions of the Company’s Charter Documents. There are no Contracts to which the Company or the Subsidiary is a party relating to the registration, sale or transfer (including Contracts relating to rights of first refusal, co sale rights or “drag-along” rights) of any equity interests of the Company other than the Amended and Restated Close Corporation Agreement, which will be terminated by the Company and Sellers as of the Closing Date. As a result of the Purchase, Purchaser will be the sole record and beneficial holder of the Outstanding Shares. The directors and officers of the Company and Subsidiary are set forth in Disclosure Schedule 3.2(c).

(d)          Authority; Due Execution and Binding Effect. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to consummate the transactions contemplated hereby and thereby and perform its obligations hereunder and thereunder. The Company’s entry into and performance of its obligations under this Agreement and each other Transaction Document to which the Company is a party have been approved by the board of directors of the Company and will be duly authorized by all necessary corporate action of the Company. This Agreement has been, and each other Transaction Document to which the Company is a party will be, duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar Applicable Laws affecting the enforcement of creditors rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

10

(e)          No Conflict. Except as set forth in Disclosure Schedule 3.2(e), the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and each other Transaction Document to which it is a party, will not, directly or indirectly: (i) contravene, conflict with, or result in (with or without notice or lapse of time) a violation or breach of any Applicable Law or order to which the Company or Subsidiary is subject; (ii) violate, conflict with or result in the breach of any provision of any Charter Document of the Company or Subsidiary; (iii) require the Company or Subsidiary to obtain any approval of, observe any waiting period imposed by, or make any filing with or notice to, any Governmental Entity; or (iv) conflict in any respect with, result in a breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach or default) under, require any Consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Lien (other than a Permitted Lien) pursuant to, any Contract to which the Company or Subsidiary is a party or by which any of their assets or properties are bound or affected.

(f)          Financial Statements. The Company has prepared, or caused to be prepared, and has provided to Purchaser and attached in Disclosure Schedule 3.2(f), the (i) audited, consolidated financial statements of the Company and the Subsidiary, including the consolidated balance sheets as of December 31, 2013 and 2014 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2013 and 2014, and (ii) unaudited, consolidated financial statements of the Company and the Subsidiary, including the consolidated balance sheet as of May 31, 2015 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the five months ended May 31, 2015 (collectively, the “Financial Statements”). The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and the Subsidiary and prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated therein and with each other (except that the unaudited Financial Statements do not contain all of the notes required by GAAP). The Financial Statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and the Subsidiary as of the respective dates and during the respective periods indicated therein, subject in the case of the unaudited Financial Statements to normal recurring year-end adjustments which will not, individually or in the aggregate, be material. The books and records of the Company and the Subsidiary have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting principles.

(g)          No Undisclosed Liabilities. The Company has no Liabilities except as (i) reflected in, reserved against or disclosed in the Financial Statements, (ii) incurred in the ordinary course of business since the Latest Balance Sheet Date and not as a result of a breach of Contract, violation of Applicable Law or tort, or (iii) set forth in Disclosure Schedule 3.2(g). All Transaction Costs other than the Paid Transaction Costs will have been paid in full prior to the Closing. The aggregate amount of Indebtedness as of the Latest Balance Sheet Date was $12,508,140 and the aggregate amount of Indebtedness as of the date of this Agreement is not more than $13,100,000.

11

(h)          Accounts Receivable; Accounts Payable; Inventory.

(i)          All of the accounts receivable of the Company and the Subsidiary are valid and, to the Knowledge of the Company, are not subject to set-off or counterclaim except for customary allowances and reserves in the ordinary course of business. Since the Latest Balance Sheet Date, the Company and the Subsidiary have collected their respective accounts receivable in the ordinary course of business and in a manner which is consistent with past practices and have not accelerated any such collections. Set forth in Disclosure Schedule 3.2(h)(i) is an aging report with respect to the accounts receivable of the Company and the Subsidiary as of May 31, 2015.

(ii)         Neither the Company nor the Subsidiary has any notes receivable.

(iii)        All accounts payable of the Company and the Subsidiary arose in bona fide arm’s length transactions in the ordinary course of business. Since the Latest Balance Sheet Date, the Company and the Subsidiary have paid their respective accounts payable in the ordinary course of their business and in a manner which is consistent with their past practices and have not delayed the payment of any accounts payable. Set forth in Disclosure Schedule 3.2(h)(iii) is a list of the accounts payable of the Company and the Subsidiary as of May 31, 2015.

(iv)        The Company and the Subsidiary have good and marketable title to their respective inventories, free and clear of Liens other than Permitted Liens. The inventories are in good and merchantable condition, and are suitable and usable for the purposes for which they are intended.

(i)          Litigation. Except as set forth in Disclosure Schedule 3.2(i), there are no (i) Actions by or against the Company or the Subsidiary, or any directors, officers or employees of the Company or Subsidiary in their capacities as such, or affecting the Company’s or the Subsidiary’s assets pending, or to the Knowledge of the Company, threatened; or (ii) Judgments or orders outstanding by any court or Government Entity to which the Company or Subsidiary, or any of their assets, are subject. Without limiting the generality of the foregoing, except as set forth in Disclosure Schedule 3.2(i), there are no Actions against the Company or Subsidiary pending, or, to the Knowledge of the Company, threatened relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Company Product. There is no investigation, audit, or other proceeding pending or, to the Knowledge of the Company, threatened, against the Company, the Subsidiary, any of their respective assets or any of their respective directors, officers or employees by or before any Governmental Entity, nor to the Knowledge of the Company is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company or the Subsidiary to conduct its operations as presently or previously conducted or as currently contemplated to be conducted. There is no Action pending against, or to the Knowledge of the Company, threatened against or affecting, the Company before any court or arbitrator or any Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

12

(j)          Taxes.

(i)          The Company and the Subsidiary have each timely filed, or have caused to be timely filed, all Tax Returns relating to Taxes required to be filed by or on behalf of the Company and the Subsidiary except for Tax Returns for which the Company and Subsidiary have recorded a liability under ASC 740 (relating to uncertain tax positions). All such Tax Returns are true and complete, and all Taxes due and payable by the Company or Subsidiary shown to be due on such Tax Returns have been fully and timely paid.

(ii)         The Company has delivered to Purchaser correct and complete copies of all material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since January 1, 2008.

(iii)        The Company and the Subsidiary have complied with all requirements under Applicable Law relating to the payment, reporting and withholding of Taxes, including with respect to the Company’s and the Subsidiary’s employees, and with respect to payments made to any non-U.S. person.

(iv)        Neither the Company nor the Subsidiary has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding or assessed against the Company or Subsidiary.

(v)         The Company has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 at all times since its formation, and the Company will be an S corporation up to and including the Closing Date.

(vi)        The Subsidiary is an "Interest Charge Domestic International Sales Corporation" within the meaning of Code Sections 991 and 992, and has been and will be a qualified Interest Charge Domestic International Sales Corporation at all times since its formation up to and including the Closing Date. The Subsidiary has had since its date of formation a valid election to be treated as an "Interest Charge Domestic International Sales Corporation" within the meaning of Code Section 992, and has at all times since its formation met the requirements to be qualified as an "Interest Charge Domestic International Sales Corporation" under Code Section 992 and the Treasury Regulations thereunder. All commissions paid by the Company to the Subsidiary, and all agreements with respect thereto, have complied with the intercompany pricing rules under Code Section 994 and the Treasury Regulations thereunder.

(vii)       Neither the Company nor the Subsidiary has, in the past ten years, (A) acquired assets from another corporation in a transaction in which Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis for the acquired assets (or any other property) in the hands of the transferor, or (B) acquired the stock of any corporation that is a qualified subchapter S subsidiary, except for the formation of the Subsidiary as an Interest Charge Domestic International Sales Corporation.

13

(viii)      There is no (A) claim that a Tax Return should have been filed, or for Taxes that has been asserted against the Company or Subsidiary, (B) Lien against the property of the Company or Subsidiary, other than Permitted Liens, (C) extension of any statute of limitations on the assessment of any Taxes granted by the Company or Subsidiary currently in effect, or (D) agreement to any extension of time for filing any Tax Return which has not been filed.

(ix)         No audit or other examination of any Tax Return of the Company or Subsidiary by any taxing authority is presently in progress, nor to the Knowledge of the Company is there any threatened audit or other examination by any Governmental Entity in respect of any Taxes of the Company or Subsidiary.

(x)          Neither the Company nor the Subsidiary has been notified by a taxing authority in any jurisdiction in which the Company or the Subsidiary does not pay Taxes or file Tax Returns asserting that the Company or the Subsidiary is or may be required to pay Taxes or file Tax Returns in such jurisdiction, which has not been resolved prior to the date of this Agreement.

(xi)          The Latest Balance Sheet reflects all Liabilities for unpaid Taxes of the Company and the Subsidiary for periods (or portions of periods) through the Latest Balance Sheet Date. Neither the Company nor the Subsidiary has any Liability for unpaid Taxes accruing after the Latest Balance Sheet Date except for Taxes arising in the ordinary course of business subsequent to the Latest Balance Sheet Date. Neither the Company nor the Subsidiary has any Liability for Taxes for any periods or portions of the periods prior to the Closing Date that are not included in the calculation of the Closing Working Capital.

(xii)        Neither the Company nor the Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (B) has any liability for the Taxes of any Person (other than the Company or the Subsidiary) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or success, by contract, or otherwise. Neither the Company nor Subsidiary is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement.

(xiii)       Neither the Company nor the Subsidiary is, or has been, a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xiv)      Disclosure Schedule 3.2(j)(xiv) lists all jurisdictions (whether foreign or domestic) to which any Tax has been paid by the Company or the Subsidiary. No claim in writing has ever been made by a Tax authority in a jurisdiction where the Company or the Subsidiary does not file Tax Returns that the Company or the Subsidiary is or may be subject to Tax in that jurisdiction. Neither the Company nor the Subsidiary has, or has ever had, a permanent establishment in any foreign country.

14

(xv)       Neither the Company nor the Subsidiary has been (A) the subject of an IRS private letter ruling (or similar Tax ruling under state, local or foreign Law) that has continuing effect; (B) the subject of a “closing agreement” as that term is defined in Section 7121 of the Code (or any comparable agreement under state, local or foreign Law) with any Tax authority that has continuing effect; or (C) granted a power of attorney with respect to any Tax matters that continues in effect.

(xvi)      Neither the Company nor the Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) installment sale or open transaction disposition made on or prior to the Closing Date, or (B) prepaid amount received on or prior to the Closing Date. There are no requests for rulings or determinations in respect of any Tax pending between the Company and any governmental authority.

(xvii)     Neither the Company nor the Subsidiary has ever been either a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a transaction that was described in, or intended to qualify as a tax-free transaction pursuant to Section 355 of the Code. Neither the Company nor the Subsidiary has made or agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise. Neither the Company nor the Subsidiary has participated in an international boycott as defined in Section 999 of the Code. Neither the Company nor the Subsidiary owns, directly or indirectly, any interests in an entity that is or has been a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “controlled foreign corporation” within the meaning of Section 957 of the Code.

(xviii)    Neither the Company nor the Subsidiary is a party to any contract or plan (including any Company stock rights) that has resulted or would result, separately or in the aggregate, in the payment of (A) any “excess parachute payments” within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (B) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code.

(xix)       Each plan, program, arrangement or agreement which constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is identified as such on Disclosure Schedule 3.2(j)(xix). Since December 31, 2004, each plan, program, arrangement or agreement of the Company or Subsidiary has been operated and maintained in accordance with the requirements of Section 409A of the Code.

(k)          Title to Property and Assets.

(i)          Neither the Company nor the Subsidiary owns or has ever owned any real property.

15

(ii)         Disclosure Schedule 3.2(k)(ii) sets forth the address of each parcel of real property in which the Company has a leasehold interest (the “Leased Real Property”). Each parcel of Leased Real Property is leased under a valid and subsisting lease. Each lease relating to the Leased Real Property is in full force and effect. With respect to the Leased Real Property: (A) to the Knowledge of the Company, there are no pending or threatened condemnation proceedings, suits or administrative actions relating to any such parcel or other matters affecting adversely the current use, occupancy or value thereof; (B) the operation of the Leased Real Property in the manner in which it is now operated comply with all zoning, building, use, safety or other similar Laws; (C) all improvements are in good operating condition, ordinary wear and tear excepted, and are supplied with utilities and other services necessary for the operation of the Business as currently conducted; (D) neither the Company nor the Subsidiary has received any notice of any special Tax, levy or assessment for benefits or betterments that affect any parcel of Leased Real Property and, to the Knowledge of the Company, no such special Taxes, levies or assessments are pending or contemplated; and (E) there are no Contracts to which the Company is a party granting to any third party or parties the right of use or occupancy of the Leased Real Property, and there are no third parties (other than the Company) in possession of any of the Leased Real Property. The Company is not a party to any Contract or option to purchase any real property or any portion thereof or interest therein. True and complete copies of any lease or agreement to lease relating to the Leased Real Property have been provided or made available to Purchaser.

(iii)        Each of the Company and the Subsidiary has good and marketable title to, or a valid leasehold interest or license in, the properties and assets (tangible and intangible) used by it, located on its premises or shown on the Latest Balance Sheet or acquired after the date thereof (other than inventory sold in the ordinary course of business), free and clear of all Liens, except for Permitted Liens. The assets, properties and rights owned by the Company or Subsidiary are all the assets, properties and rights used by the Company and the Subsidiary in the operation of the Business or necessary to operate the Business consistent with past practice.

(iv)        The buildings, machinery, equipment and other tangible assets that the Company or the Subsidiary owns and leases (A) are, to the Knowledge of the Company, free from material defects (patent and latent), and (B) have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

(l)          Intellectual Property.

(i)          Disclosure Schedule 3.2(l)(i) contains a true and complete list of all Company Registered Intellectual Property and all Company Licensed Intellectual Property that is exclusively licensed to the Company or Subsidiary. The Company or Subsidiary, as applicable, owns all rights in, or has valid and enforceable rights to use, the Company Intellectual Property, free and clear of all Liens except Permitted Liens.

(ii)         Except as set forth in Disclosure Schedule 3.2(l)(ii) and claims that have been fully resolved: (A) to the Knowledge of the Company, the Company Intellectual Property has not been infringed, misappropriated or otherwise violated in any material respect by any Person, including any employee or former employee of the Company or Subsidiary; (B) since January 1, 2012, no Action has been brought against the Company or Subsidiary (and neither the Company nor the Subsidiary has received any notice, or any threat) that involves a claim of infringement, misappropriation or other violation of any Intellectual Property of any third party or that contests the validity, ownership or right of the Company or Subsidiary to exercise any Intellectual Property right; (C) since January 1, 2012, neither the Company nor the Subsidiary has brought any Action for infringement, misappropriation or other violation of any Intellectual Property or breach of any Contract relating to the Company Intellectual Property; and (D) neither the Company nor the Subsidiary has received any unresolved written notice of any alleged invalidity with respect to any of the Company Intellectual Property in connection with the normal conduct of the Business.

16

(iii)        Neither the Company nor the Subsidiary has transferred ownership of any Intellectual Property that is or was Company Owned Intellectual Property, to any third party, or granted any third party any exclusive rights with respect to any Company Intellectual Property, or to the Knowledge of the Company, permitted the Company’s rights in any Intellectual Property that is or was Company Owned Intellectual Property to enter the public domain.

(iv)        All fees, annuities, royalties, honoraria and other payments that are due from the Company on or before the date of this Agreement for any of the Company Intellectual Property and agreements related to the Company Intellectual Property have been paid. Disclosure Schedule 3.2(l)(iv) sets forth a list of all fees, annuities, royalties, honoraria and other payments that are due from the Company within one year of the Closing Date for any of the Company Intellectual Property and agreements related to the Company Intellectual Property existing as of date of this Agreement.

(v)         All registration, maintenance and renewal fees currently due in connection with the Company Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company’s and the Subsidiary’s ownership interests therein.

(vi)        Each of the Company and the Subsidiary has secured from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any Company Owned Intellectual Property, unencumbered and unrestricted exclusive ownership of all such third party’s Intellectual Property in such contribution that the Company or Subsidiary does not already own by operation of law and such third party has not retained any rights or licenses with respect thereto.

(vii)       The Company and the Subsidiary have taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information included in the Company Intellectual Property.

17

(viii)      No “open source software,” “free software” or other materials licensed under similar licensing or distribution terms have been incorporated into, combined with, used by, or distributed with the Company Intellectual Property or Company Products.

(ix)         Neither the Company nor the Subsidiary nor, to the Knowledge of the Company, any other Person then acting on their behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any software source code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company or Subsidiary or any Person then acting on their behalf to any Person of any software source code.

(x)          No (A) government funding, or (B) facilities of a university, college, other educational institution or research center was used in the development of the Company Owned Intellectual Property. To the Knowledge of the Company, there are no usage rights, march-in rights, manufacturing restrictions, or other rights of any Governmental Entity or any academic institution in or to any of the Company Owned Intellectual Property.

(xi)         Neither the Company nor the Subsidiary is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate the Company or Subsidiary to grant or offer to any other Person any license or right to any Company Owned Intellectual Property. Neither the Company nor the Subsidiary has a present obligation to grant or offer to any other Person any license or right to any Company Owned Intellectual Property by virtue of the Company’s or any other Person’s membership in, promotion of, or contributions to any industry standards body or any similar organization.

(xii)        The Company has taken all reasonable steps to protect and preserve the confidentiality of all trade secrets, know-how, source code, databases, customer lists, schematics, ideas, algorithms and processes and all use, disclosure or appropriation thereof by or to any Person has been pursuant to the terms of a written agreement between such third party and the Company. The Company has complied in all material respects with all of its confidentiality obligations under each Contract to which the Company is a party.

(xiii)       Except as set forth on Disclosure Schedule 3.2(l)(xiii), to the Knowledge of the Company, (A) the Company Intellectual Property is all of the Intellectual Property necessary for the conduct of the Business as currently conducted, (B) the operation of the Business as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property of any third party, (C) each item of Company Registered Intellectual Property is validly registered and subsisting, (D) all Company Products sold, licensed, leased, provided or delivered by the Company or Subsidiary to customers on or prior to the Closing Date conform as to applicable contractual commitments and warranties and conform to and perform in accordance with applicable packaging, advertising and marketing materials, specifications or documentation, and neither the Company nor the Subsidiary has any liability for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected in, reserved against or disclosed in the Financial Statements, and (E) with respect to Company Products sold, licensed, leased, provided or delivered by the Company or Subsidiary to customers on or prior to the Closing Date with respect to which obligations of any kind on the part of the Company or such customer remain outstanding, such Company Products have been so sold, licensed, leased, provided or delivered pursuant to the Company’s standard form of distribution agreement or pursuant to one of the Company’s standard forms of customer agreement, which forms have been made available to Purchaser, and which forms are valid and enforceable.

18

(m)          Business Continuity. None of the software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks), data storage, and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by the Company in all material respects in the conduct of its Business (collectively, the “Systems”) have experienced bugs, failures, breakdowns, breaches, unauthorized access, or continued substandard performance in the past 24 months that has caused or reasonably could be expected to cause any substantial disruption or interruption in or to the use of any such Systems by the Company or the Subsidiary.

(n)          Information Privacy and Data Security.

(i)          The Company’s practices concerning collection, use, analysis, retention, storage, protection, security, transfer, disclosure and disposal of Personal Information comply with, and have not violated, any (A) Contract, including any business associate agreement with a client, or (B) Privacy Laws.

(ii)         The Company (A) is not now and has not been in the last ten years under investigation by any Governmental Entity for an actual or alleged violation of any Privacy Law, (B) has not received any notices from the United States Department of Health and Human Services Office for Civil Rights, Department of Justice, Federal Trade Commission, Attorney General of any state or territory of the United States, or any other Governmental Entity, relating to any such actual or alleged violations, (C) has not received any complaints, notices or other written or oral communications from any Person alleging a violation of any Privacy Law, and (D) is not aware of any incident that would trigger an obligation to notify any Person under any Privacy Laws or business associate agreement as that term is defined under HIPAA.

(iii)        The Company has implemented reasonable administrative, physical and technical safeguards to protect the Personal Information processed by the Company. The Company maintains, and has remained in compliance with, written policies and procedures concerning the (A) protection of Personal Information, (B) the protection of the systems, technology and networks that process such Personal Information, and (C) prevention, detection, containment, and correction of security violations respecting its information systems. The Company has provided Purchaser with true and accurate copies of all such written and procedures. Each Company employee and agent has received training regarding information security that is relevant to each such employee’s or agent’s role and responsibility within the Company. The Company has deployed industry standard encryption on all portable devices and information systems containing Sensitive Personal Information.

19

(iv)        To the extent the Company collects Personal Information of Persons who reside outside of the United States, the Company has implemented mechanisms to comply with Privacy Laws restricting the transfers of Personal Information from such Persons’ home country to any other country.

(v)         The Company has implemented commercially reasonable administrative, physical and technical safeguards to protect the Personal Information processed by the Company.

(vi)        To the extent necessary or required by HIPAA, the Company has entered into a business associate agreement that complies with HIPAA and HITECH in each case in which the Company’s counterparty is acting as Covered Entity or a Business Associate or the Company provides access to Protected Health Information to its agents, subcontractors or vendors. There have not been any material violations of any such business associate agreements by the Company.

(vii)       The Company has made available or provided Purchaser with true and accurate copies of all Contracts with each third-party service provider, vendor and business partner that has access (including storage) to Sensitive Personal Information, including payment processors, advertising and marketing agencies, cloud storage vendors and outsourced technology or human resource functions.

(o)          Compliance with Applicable Laws; Permits.

(i)          Each permit, license, approval, franchise, order, consent, authorization, registration, qualification or other right and privilege from any Governmental Entity (A) pursuant to which the Company or Subsidiary currently operates or holds any interest in any of its properties or (B) which is required for the operation of the Company’s and the Subsidiary’s business or the holding of any such interest (collectively, “Permits”) has been issued or granted to the Company or the Subsidiary. As of the date of this Agreement, the Permits held by or issued to the Company or Subsidiary are in full force and effect, and the Company and the Subsidiary are in compliance with each such Permit in all material respects.

(ii)         Except as set forth in Disclosure Schedule 3.2(o)(ii), since June 30, 2012, each of the Company and the Subsidiary has complied in all material respects with all Applicable Laws and is not in violation of, and has not received any written notices of suspected, potential or actual violation with respect to, any Applicable Laws.

(iii)        Except as set forth in Disclosure Schedule 3.2(o)(iii), during the five year period ending on the date of this Agreement, the Company has not had any product or manufacturing site subject to a Governmental Entity shutdown or import or export prohibition, nor received any Governmental Entity notice of inspectional observations, “warning letters,” “untitled letters,” or similar correspondence or written notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Law, Permit or such correspondence or notice from any Governmental Entity, and, to the Knowledge of the Company, no Governmental Entity is considering such action.

20

(p)          Foreign Corrupt Practices Act. Without limiting the generality of Section 3.2(o), neither the Company nor the Subsidiary (including any of their respective directors, officers, employees, agents or other Person associated with or acting on their behalf) has, directly or indirectly, taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder (the “FCPA”), used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly.

(q)          Export Control Laws. Without limiting the generality of Section 3.2(o), each of the Company and the Subsidiary has at all times conducted its export transactions in accordance with (i) all applicable U.S. export and re export controls, including the United States Export Administration Act and Regulations and Foreign Assets Control Regulations and (ii) all other applicable import/export controls in other countries in which the Company or Subsidiary conducts business. Without limiting the foregoing:

(i)          each of the Company and the Subsidiary has obtained all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings with any Governmental Entity required for (A) the export and re export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (“Export Approvals”);

(ii)         each of the Company and the Subsidiary is in compliance with the terms of all applicable Export Approvals;

(iii)        there are no pending or, to the Knowledge of the Company, threatened claims against the Company or Subsidiary with respect to such Export Approvals; and

(iv)        to the Knowledge of the Company, there are no actions, conditions or circumstances pertaining to the Company’s or the Subsidiary’s export transactions that may give rise to any future claims.

(r)          Environmental Matters. The Company and the Subsidiary have obtained all Environmental Permits necessary for the conduct of Business and each is in compliance with the requirements of such Environmental Permits and with all applicable Environmental Laws. Except as set forth in Disclosure Schedule 3.2(r), (i) to the Knowledge of the Company no (A) underground storage tanks, (B) polychlorinated biphenyls or equipment containing polychlorinated biphenyls, or (C) asbestos or asbestos-containing materials are present at the Leased Real Property, and (ii) the operations of the Company and the Subsidiary have not resulted in any release of Hazardous Materials on the Leased Real Property in violation of Applicable Laws. The Company has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Company, its current or former facilities or the Leased Real Property arising under Environmental Laws.

21

(s)          FDA and Regulatory Matters.

(i)          Except as set forth on Disclosure Schedule 3.2(s)(i), each of the Company and the Subsidiary is, and since its incorporation or organization has been, in compliance with all Healthcare Laws applicable to the Company, the Subsidiary and the Company Products, or by which any property or other asset of the Company or the Subsidiary is bound or affected. The design, manufacture, testing, and distribution of Company Products by or on behalf of the Company is being, and has been since its incorporation or organization, as applicable, conducted in compliance with all applicable Healthcare Laws, including the FDA’s current good manufacturing practice regulations at 21 C.F.R. Part 820 for medical device products. The Company and the Subsidiary and, to the Knowledge of the Company, any contract manufacturers assisting in the manufacture of the Company Products are, and at all times have been, in compliance with FDA’s registration and listing requirements to the extent required by applicable Healthcare Laws. Neither the Company nor the Subsidiary has received notification of any pending or threatened Action from any Governmental Entity, including the FDA, the Centers for Medicare & Medicaid Services, and the U.S. Department of Health and Human Services Office of Inspector General, or any comparable state or federal Governmental Entity alleging potential or actual non-compliance by, or Liability of, the Company or the Subsidiary under any Healthcare Law.

(ii)         The Company and the Subsidiary hold such Permits of Governmental Entities from the United States government or government agencies required for the conduct of its Business as currently conducted, including those Permits necessary to permit the design, development, pre-clinical and clinical testing, manufacture, labeling, sale, shipment, distribution and promotion of the Company Products in jurisdictions where it currently conducts such activities (the “Activities to Date”) with respect to each Company Product (collectively, the “Company Licenses”). The Company has fulfilled and performed all of its obligations in all material respects with respect to each Company License and is in compliance in all material respects with all terms and conditions of each Company License, and, to the Knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Company License. Neither the Company nor the Subsidiary has received any information or notification from the FDA or any other Governmental Entity with jurisdiction over the testing, marketing, sale, use, handling and control, safety, efficacy, reliability, or manufacturing of medical devices regarding the denial of any application for marketing approval or clearance currently pending before the FDA or any other Governmental Entity.

(iii)        All filings, reports, documents, claims, submissions and notices required to be filed, maintained, or furnished to FDA, state, other federal equivalent agencies by the Company have been so filed, maintained or furnished and were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing), including adverse event reports and medical device reports, with regard to the Company Products. Disclosure Schedule 3.2(s)(iii) sets forth a list of all adverse event reports related to the Company Products, including any Medical Device Reports required in accordance with 21 C.F.R. Part 803. Set forth on Disclosure Schedule 3.2(s)(iii) are complaint review and analysis reports of the Company and the Subsidiary, including information regarding complaints by product, which reports are complete and correct in all material respects. All applications, notifications, submissions, information, claims, reports, filings, and other data and conclusions derived therefrom utilized as the basis for or submitted in connection with any and all requests for a Company License from the FDA or other Governmental Entity relating to the Company, the Subsidiary or the Business, or the Company Products, when submitted to the FDA or any other Governmental Entity, whether oral, written or electronically delivered, were true, accurate and complete as of the date of submission. Any necessary or required updates, changes, corrections or modifications to such applications, notifications, submissions, information, claims, reports, filings, and other data have been submitted to the FDA or other Governmental Entity and as so updated, changed, corrected or modified remain true, accurate and complete, and do not materially misstate any of the statements or information included therein, or omit to state a material fact necessary to make the statements therein not misleading.

22

(iv)        Neither the Company nor the Subsidiary has received any notice or other communication from the FDA or any other Governmental Entity contesting the pre-market clearance or approval of, the uses of or the labeling and promotion of any of the Company Products. No manufacturing site which assists in the manufacture of the Company Products (whether Company-owned or operated, or, to the Knowledge of the Company, that of a contract manufacturer for the Products) has been subject to a Governmental Entity (including FDA) shutdown or import or export prohibition. Neither the Company nor, to the Knowledge of the Company, any manufacturing site which assists in the manufacture of the Products (whether Company-owned or operated, or that of a contract manufacturer for the Products) has received any FDA Form 483 or other Governmental Entity notice of inspectional observations or adverse findings, “warning letters,” “untitled letters” or similar correspondence or notice from the FDA or other Governmental Entity alleging or asserting noncompliance with any applicable Healthcare Laws or Company Licenses or alleging a lack of safety from the FDA or any other Governmental Entity, and there is no action or proceeding pending or, to the Knowledge of the Company, threatened.

(v)         Except as set forth on Disclosure Schedule 3.2(s)(v), there have been no recalls (either voluntary or involuntary), field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any Company Product, or seizures ordered or adverse regulatory actions taken (or, to the Knowledge of the Company, threatened) by the FDA or any other Governmental Entity with respect to any of the Company Products or any facilities where any such Company Products are tested, produced, processed, packaged or stored. The FDA has not mandated that the Company do a recall of any of the Company Products. There are no recalls of any of the Company Products contemplated or pending.

(vi)        No preclinical or clinical trials have been completed, or are being conducted as of the date hereof, by or on behalf of, or sponsored by, the Company.

23

(vii)       Neither the Company, nor, to the Knowledge of the Company, any director, officer or employee of the Company, nor any agent acting on behalf of or for the benefit of any of the Company, has directly or indirectly in connection with the Company: (A) offered or paid any remuneration, in cash or in kind, to or made any financial arrangements with, any past, present or potential customers, past or present suppliers, patients, contractors or employees of private third party payors or government programs in return for or to induce business or payments from such persons other than in the ordinary course of business; (B) given or agreed to give, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any customer or potential customer, supplier or potential supplier, contractor, private third party payor or any other person other than in connection with promotional or entertainment activities in the ordinary course of business and in compliance with the Company’s compliance program; or (C) made any false entries on any of the Company’s books or records for any purpose prohibited by Applicable Law.

(viii)      The Company has delivered to Purchaser true, correct and complete copies of all of its material written communications with the FDA.

(ix)         The Company is not the subject of any pending or, to the Knowledge of the Company, threatened investigation regarding the Company or the Company Products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46,191 (September 10, 1991) and any amendments thereto (“FDA Fraud Policy”), or otherwise. Neither the Company nor to the Knowledge of the Company, any officer, employee, agent or distributor of the Company has made an untrue statement of material fact to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke the FDA Fraud Policy or any similar policy. Neither the Company nor, to the Knowledge of the Company, any officer, employee, agent or distributor of the Company, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935, as amended, or any similar Law. No claims, actions, proceedings or investigation that would reasonably be expected to result in a material debarment or exclusion are pending or, to the Knowledge of the Company, threatened, against the Company or, to the Knowledge of the Company, any of its directors, officers, employees or agents.

(t)          Health Care Professionals. Except as set forth on Disclosure Schedule 3.2(t), no Seller is a Health Care Professional. The Company and the applicable Sellers acknowledge that Purchaser shall be entitled to disclose information regarding payments and other related items provided to any Sellers who are or may be Health Care Professionals to the public and various government agencies as Purchaser deems appropriate for the purpose of providing disclosure of and transparency with respect to interactions with Health Care Professionals (including information regarding the name of such Seller and the purpose and amount of any such payments), whether or not required by Applicable Law and regulations and regardless of whether such information is actively sought by the public or any applicable government agencies.

24

(u)          Restrictions on Business Activities. Except as set forth in Disclosure Schedule 3.2(u), there is no Contract (non-competition or otherwise), commitment, Judgment, injunction, order or decree to which the Company or Subsidiary is a party or otherwise binding upon the Company or Subsidiary which prohibits or impairs any business practice of the Company or Subsidiary, the conduct of business by the Company or Subsidiary, or otherwise limiting the freedom of the Company to engage or participate in any line of business, market or geographic area, or to conduct any business activities, or to compete with any Person.

(v)         Brokers. Except for Cockrell Group, whose fees and expenses will be paid by Sellers, no broker, finder or agent is entitled to any brokerage fees, finder’s fees or commissions in connection with this Agreement or the transactions contemplated hereby based upon agreement, arrangement or understanding made by or on behalf of the Company or the Subsidiary; provided, the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust represent and warrant that no Hemmelgarn Seller has engaged any such broker on behalf of the Company or the Subsidiary, and they make no representation or warranty as to any such broker that may have been engaged by Kirschman or any other Person on behalf of the Company or the Subsidiary.

(w)          Employees; Compensation; Labor Matters.

(i)          Disclosure Schedule 3.2(w) contains a complete list of all current employees and consultants of the Company, showing for each: (A) name, (B) hire date, (C) current job title, (D) actual base salary, bonus, commission or other remuneration paid during 2014, (E) 2015 base salary level and 2015 target bonus (if any), and (F) indicating whether there has been any increase in compensation, bonus, incentive, or service award or any grant of any severance or termination pay or any other increase in benefits or any commitment to do any of the foregoing since January 1, 2015.

(ii)         The Company has provided Purchaser with complete and correct copies of (A) all existing severance, accrued vacation or other leave agreement, policies or retiree benefits of any such employee or consultant, (B) all employee or consultant trade secret, non-compete, non-disclosure and invention assignment agreements and (C) all manuals and handbooks applicable to any current or former officer, employee or consultant of the Company. The employment or consulting arrangement of each officer, employee, agent or consultant of the Company is, subject to Applicable Laws involving the wrongful termination of employees, terminable at will (without the imposition of penalties or damages) by the Company and the Company does not have any severance obligations if any such manager, officer, employee, agent or consultant is terminated. To the Knowledge of the Company, no executive or Key Employee of the Company or any group of employees of the Company has any plans to terminate employment with the Company.

(iii)        The Company has not experienced (nor, to the Knowledge of the Company, has it been threatened with) any strike, slow down, work stoppage or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. The Company has not committed any material unfair labor practice. To the Knowledge of the Company, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. The Company has paid in full to all of its employees and independent contractors all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees and independent contractors.

25

(iv)        All individuals who have performed services for the Company or who otherwise have claims for compensation from the Company have been properly classified as an employee or an independent contractor and as exempt or non-exempt pursuant to all Applicable Laws, including the Code and ERISA.

(x)          Employee Benefit Plans.

(i)          Disclosure Schedule 3.2(x)(i) contains a list, as of the date of this Agreement, of all “employee benefit plans” within the meaning of §3(3) of ERISA, all bonus, equity option, equity purchase, equity, incentive, deferred compensation, supplemental retirement, severance, change in control, fringe benefit and other employee benefit plans, programs or arrangements, and all employment or compensation agreements, whether or not subject to ERISA, in each case for the benefit of, or relating to, current employees and/or former employees of the Company or Subsidiary, sponsored by, contributed to or maintained by the Company or Subsidiary, or under which the Company or Subsidiary has any present or future Liability, other than those plans, programs and arrangements sponsored or mandated by a Governmental Entity (collectively, the “Employee Plans”).

(ii)         Each Employee Plan has been established and administered in compliance in all material respects with its terms and the requirements prescribed by Applicable Laws, and the Company and the Subsidiary, as applicable, has performed all obligations required to be performed by it under, and is not in violation of the terms of, any of the Employee Plans. To the extent applicable, the Company has made available to Purchaser copies of: (A) each Employee Plan and applicable amendments; (B) the most recent IRS Form 5500, if any, prepared for each Employee Plan (including all schedules thereto); (C) the most recent determination letter; (D) any trust agreement or other funding instrument related to such Employee Plan; and (E) any summary plan description.

(iii)        The execution of this Agreement and the consummation of the transactions contemplated by this Agreement shall not constitute an event under any Employee Plan that shall result in or cause (A) any payment (whether of severance pay or otherwise), (B) forgiveness of indebtedness or accelerated vesting with respect to any current employees or former employees of the Company or Subsidiary, (C) any limitation or restriction on the right of Purchaser to merge, amend or terminate any of the Employee Plans, or (D) payments under any of the Employee Plans that would not be deductible under Section 280G of the Code.

(iv)        Neither the Company nor the Subsidiary nor any of their ERISA Affiliates maintains, contributes to or is obligated to contribute to, or has any Liability or responsibility with respect to any Employee Plan that is subject to Title IV of ERISA, including any multi-employer plan (as defined in Section 3(37) of ERISA).

(v)         Neither the Company nor the Subsidiary has any Liability or obligation under any Employee Plan to provide post-termination life insurance or medical or health benefits to any employee or dependent other than as required by Part 6 of Title I of ERISA. No nonexempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) has occurred with respect to any Employee Plan.

26

(y)          Material Contracts. Disclosure Schedule 3.2(y) sets forth a list of the Material Contracts, true and complete copies of which have been provided or made available to Purchaser. The Material Contracts are not in default by the Company or Subsidiary, are not in default by any other party thereto to the Knowledge of the Company, and no circumstance exists that (with or without notice, the passage of time or both) would constitute a default under any Material Contract by the Company or Subsidiary or, to the Knowledge of the Company, by any other party thereto. Except as set forth in Disclosure Schedule 3.2(y), neither the Company nor the Subsidiary has received any notice of default or intention to cancel or modify with respect to a Material Contract.

(z)          Transactions with Affiliates. Except as set forth in Disclosure Schedule 3.2(z), none of Sellers or the directors or officers of the Company or any of their respective Affiliates or family members:

(i)          owns, directly or indirectly, any ownership interest or investment in any Person that is engaged in the Business or is a competitor, supplier, customer, lessor or lessee of the Company; provided, however, that the foregoing representation shall be deemed not to be made as to the ownership of not more than five percent of the securities of any such Person that has securities registered pursuant to Section 13 or Section 15 of the Exchange Act;

(ii)         has any claim against or owes any amount to, or is owed any amount by, the Company;

(iii)        has any interest in or owns any assets, properties or rights used in the conduct of the Business of the Company;

(iv)        is a party to any Contract to which the Company is a party or which otherwise benefits the Business of the Company; or

(v)         is involved in any business relationship with the Company.

(aa)         Absence of Changes. Since the Latest Balance Sheet Date, the Company and the Subsidiary have conducted the Business only in the ordinary course consistent with past practice and, except as set forth in Disclosure Schedule 3.2(aa), there has not been:

(i)          any material change in the assets, liabilities, financial condition, properties, business or operations of the Company or the Subsidiary, other than changes occurring in the ordinary course of business consistent with past practices;

(ii)         any Lien placed on any of the properties of the Company or the Subsidiary, other than Permitted Liens;

(iii)        any damage, destruction or loss, whether or not covered by insurance, to any material property or right of the Company or Subsidiary;

27

(iv)        any declaration, setting aside or payment of any distribution by the Company, or the making of any other distribution, in respect of the shares of Company Stock (other than tax distributions in accordance with past practice), or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock;

(v)         any resignation, termination or removal of any officer of the Company or the Subsidiary, material loss of personnel of the Company or the Subsidiary, or change in the terms and conditions of the employment of the Company’s or the Subsidiary’s officers or Key Employees;

(vi)        any amendment or termination of, or waiver under, any Material Contract, except as otherwise contemplated by this Agreement;

(vii)       any acquisition or disposition of property for a purchase or sale price in excess of $50,000, other than sales of Company Products in the ordinary course of business;

(viii)      any sale, disposition, transfer or license to any Person of any Company Intellectual Property (other than in the ordinary course of business consistent with past practice); or any acquisition or license from any Person of any Intellectual Property (other than “shrink wrap” and similar generally available commercial end-user licenses to software that is not redistributed with the Company Products);

(ix)         any material change in the manner in which the Company or Subsidiary extends discounts, credits or warranties to customers or otherwise deals with its customers; or

(x)          any agreement or understanding whether in writing or otherwise, for the Company or the Subsidiary to take any of the actions specified in paragraphs (i) through (ix).

(bb)         Insurance. Disclosure Schedule 3.2(bb) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, director & officer, and workers’ compensation coverage and bond and surety arrangements) with respect to which the Company or Subsidiary is a party, a named insured, or otherwise the beneficiary of coverage (collectively, the “Insurance Policies”): (A) the name of the insurer, (B) the policy number and the period of coverage; and (C) a description of any retroactive premium adjustments or other material loss-sharing arrangements. Except as set forth in Disclosure Schedule 3.2(bb), there is no claim by the Company or any other Person pending under any such policies and bonds as to which coverage has been questioned, denied or disputed. All premiums due and payable under all such policies and bonds have been paid. The Company has not received any threatened terminations of any of such policies or bonds. Disclosure Schedule 3.2(bb) sets forth a list of all claims made under the Insurance Policies, or under any other insurance policy, bond or agreement covering the Company or its operations since January 1, 2014. Since January 1, 2012, the Company has maintained insurance policies with coverage and policy limits that are substantially similar to the coverage and policy limits provided by the Insurance Policies.

28

(cc)         Customers and Suppliers

.

(i)          Disclosure Schedule 3.2(cc) sets forth a correct and complete list of the ten largest suppliers (by dollar volume) of products or services to the Company, and the 20 largest customers (by revenue dollar volume) of the Company each during calendar year 2014 and the five months ended May 31, 2015. Disclosure Schedule 3.2(cc) also sets forth, for each such supplier and customer, the aggregate payments from and to such Person by the Company during such periods. There are no outstanding disputes with any of such suppliers or customers.

(ii)         Since December 31, 2014, none of the suppliers listed on Disclosure Schedule 3.2(cc) has indicated that it shall stop, materially decrease the rate of, or materially change the pricing of, supplying materials, products or services to the Company, or otherwise materially change the terms of its relationship with the Company. The Company has no reason to believe that any supplier listed on Disclosure Schedule 3.2(cc) will stop, materially decrease the rate of, or materially change the pricing of, supplying products or services to the Company or otherwise materially change the terms of its relationship with the Company after, or as a result of, the consummation of any transactions contemplated by this Agreement or that any such supplier is threatened with bankruptcy or insolvency. The Company knows of no fact, condition or event which would adversely affect the relationship of the Company with any such supplier.

(iii)        Since December 31, 2014, none of the customers listed on Disclosure Schedule 3.2(cc) has indicated that it shall stop, materially decrease the rate of, or materially change the pricing of, buying products or services from the Company or otherwise materially change the terms of its relationship with the Company. The Company has no reason to believe that any customer listed on Disclosure Schedule 3.2(cc) will stop, materially decrease the rate of, or materially change the pricing of, buying products or services from the Company or otherwise materially change the terms of its relationship with the Company after, or as a result of, the consummation of any transactions contemplated by this Agreement or that any such customer is threatened with bankruptcy or insolvency. The Company knows of no fact, condition or event which would adversely affect the relationship of the Company with any such customer. Since December 31, 2014, to the Knowledge of the Company, no Person who has been a customer or client of the Company has indicated that it shall stop, materially decrease the rate of, or materially change the pricing of, buying products or services from the Company or otherwise materially change the terms of its relationship with the Company.

(dd)         Warranty. To the Knowledge of the Company, each Company Product or service, provided, sold, leased, or delivered by the Company is and has been provided, sold, or delivered in conformity with all applicable contractual commitments and all express and implied warranties. Disclosure Schedule 3.2(dd) includes copies of the standard terms and conditions of service, sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions). To the Knowledge of the Company, no Company Product or service sold, leased, or delivered by the Company is subject to any material guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in Disclosure Schedule 3.2(dd), except for any guaranty, warranty or other indemnity that is imposed by law.

29

(ee)         Disclosure. Neither this Agreement nor any agreement, attachment, schedule, exhibit, certificate or other statement delivered pursuant to this Agreement or in connection with the transactions contemplated hereby omits to state a material fact necessary in order to make the statements and information contained herein or therein, not misleading. The Company is not aware of any information necessary to enable a prospective purchaser of the Company Stock or the Business of the Company to make an informed decision with respect to the purchase of such Company Stock or Business that has not been expressly disclosed herein. Purchaser has been provided full and complete copies of all documents referred to on the Disclosure Schedules.

Section 3.3           Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers as follows:

(a)          Organization; Authority; Due Execution and Binding Effect. Purchaser is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business. Purchaser has the requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations under this Agreement and each other Transaction Document to which it is a party. This Agreement has been, and each other Transaction Document to which Purchaser is a party will be, duly and validly executed and delivered by Purchaser. Assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Applicable Laws affecting the enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or equity).

(b)          Purchaser Common Stock. The authorized capital stock of Purchaser consists of 95,000,000 shares of common stock, par value $0.000001 per share, of which 7,044,426 shares are issued and outstanding at April 13, 2015, and 5,000,000 shares of preferred stock, par value $0.000001 per share, none of which are issued or outstanding at April 13, 2015. All outstanding shares of Purchaser Common Stock are validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which Purchaser is a party or by which Purchaser may be bound that would conflict with the obligations of Purchaser under this Agreement, the other Transaction Documents to which Purchaser is a party or the transactions contemplated hereby or thereby. The shares of Purchaser Common Stock to be issued pursuant to the terms of this Agreement are validly authorized and reserved for issuance and, when such shares of Purchaser Common Stock have been duly delivered pursuant to the terms of this Agreement, will not have been issued in violation of any preemptive or similar right of any shareholder or other Person. When the shares of Purchaser Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of Purchaser Common Stock will be validly issued, fully paid and non-assessable.

30

(c)          No Conflict. Neither the execution and delivery of this Agreement by Purchaser, nor the performance by Purchaser of its obligations hereunder shall, directly or indirectly: (i) contravene, conflict with, or result in (with or without notice or lapse of time) a violation or breach of any Applicable Law or order to which Purchaser is subject; (ii) violate, conflict with or result in the breach of any provision of the organizational documents of Purchaser; or (iii) conflict in any material respect with, result in a material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material breach or default) under, require any Consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Lien pursuant to, any Material Contract to which Purchaser is a party or by which any of its respective assets or properties are bound or affected.

(d)          Litigation. There is no Action pending against, or to the knowledge of Purchaser, threatened against or affecting, Purchaser before any court or arbitrator or any Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

(e)          Purchaser SEC Documents. Since January 1, 2011, Purchaser has timely filed all Purchaser SEC Documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act.  Purchaser has made available to the Company an accurate and complete copy of each communication mailed by Purchaser to its stockholders since the time of filing of the Form 10-K for the year ending December 31, 2014.  No such Purchaser SEC Document or communication, at the time filed or communicated (or, if amended prior to the date of this Agreement, as of the date of such amendment), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they are made, not misleading.  As of their respective dates, all Purchaser SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.  To the knowledge of Purchaser, none of the Purchaser SEC Documents is the subject of any ongoing review or investigation by the SEC or any Governmental Entity and there are no unresolved SEC comments with respect to any of such documents.

(f)          Government Approvals. Except for (i) compliance with applicable requirements of the Securities Act, the Exchange Act and the rules of the OTCQX Exchange, and (ii) filings required under and compliance with other Applicable Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby, other than such consents or approvals, filings, declarations or registrations that, if not obtained, made or given, could not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Purchaser to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Purchase.

(g)          Financial Statements. The financial statements of Purchaser and its subsidiaries included (or incorporated by reference) in the Purchaser SEC Documents (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Purchaser and the subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, change in stockholders’ equity and consolidated financial position of Purchaser and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of their unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except in each case, as indicated in such statements or in the notes thereto. The books and records of Purchaser and its subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting principles.

31

(h)          Absence of Certain Changes or Events. Except as disclosed in the Purchaser SEC Documents: (i) since December 31, 2014, no event or events have occurred or condition or conditions have existed that have had or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the operations, business, financial condition or results of operations of Purchaser and its subsidiaries, taken as a whole; and (ii) since December 31, 2014 through and including the date of this Agreement, Purchaser and its subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

(i)          Compliance with Applicable Laws. Purchaser and each of its subsidiaries hold all permits, licenses, franchises and authorizations necessary for the lawful conduct of their respective businesses, are in compliance in all material respects with all Applicable Laws and have not received any written notices from a Governmental Entity alleging a violation of Applicable Laws that remain unresolved.

(j)          Brokers. Except for William Blair & Co., L.L.C., whose fees and expenses will be paid by Purchaser, no broker, finder or agent is entitled to any brokerage fees, finder’s fees or commissions in connection with this Agreement or the transactions contemplated hereby based upon agreement, arrangement or understanding made by or on behalf of Purchaser.

ARTICLE 4
COVENANTS

Section 4.1           Additional Agreements. Each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under Applicable Laws, and execute and deliver such documents and other papers, as may reasonably be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company and Sellers shall use their commercially reasonable efforts to obtain the Consents set forth in Disclosure Schedule 3.2(e) in form reasonably acceptable to Purchaser.

Section 4.2           Conduct of Business. Except as specifically permitted under this Agreement or to the extent that Purchaser shall otherwise consent in writing, from the date of this Agreement until the Closing Date, Sellers covenant and agree with Purchaser that the Company and the Subsidiary shall (i) conduct their business only in the ordinary course of business and in a manner consistent with past practice and (ii) conduct their business in compliance in all material respects with all Applicable Laws, and shall not:

32

(a)          take or authorize any of the actions set forth in Section 3.2(aa);

(b)          issue or sell any stock or other equity interest in the Company or the Subsidiary, or issue or sell any equity interests convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any stock or other equity interest in the Company or the Subsidiary, or make any commitment to issue or sell any such equity interest;

(c)          change the Company’s or the Subsidiary’s Charter Documents;

(d)          change the salary, bonus, wage rates, fringe benefits or other compensation of any employee or consultant;

(e)          waive or release any right or claim of the Company or the Subsidiary, other than in the ordinary course of business;

(f)          commence any lawsuit or settle any lawsuit or threat of a lawsuit, except for collection actions in the ordinary course of business;

(g)          enter into any Contract that would be a Material Contract, except in the ordinary course of business consistent with past practice, or terminate or waive any of the material terms of any Material Contract;

(h)          sell, dispose, transfer or license to any Person any Company Intellectual Property (other than in the ordinary course of business consistent with past practice); or abandon or permit to lapse any Company Registered Intellectual Property; or acquire or license from any Person any Intellectual Property (other than “shrink wrap” and similar generally available commercial end-user licenses to software that is not redistributed with the Company Products);

(i)          make any material change in the manner in which the Company or the Subsidiary extends discounts, credits or warranties to customers or otherwise deals with its customers; or

(j)          agree or commit to do or authorize any of the foregoing.

Section 4.3           Access.

(a)          General. From the date of this Agreement until the Closing Date, the Company and Sellers shall provide Purchaser and its representatives reasonable access during normal business hours to (i) all of the premises, properties, books, Contracts, documents and records of the Company and the Subsidiary, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by Applicable Law) of the Company and the Subsidiary as Purchaser may reasonably request, and (iii) all employees, customers or suppliers of the Company or the Subsidiary as identified by Purchaser.

(b)          Financial Information. From the date of this Agreement until the Closing Date, the Company shall provide to Purchaser and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request

33

(c)          Environmental Investigations. Purchaser and Sellers shall cause to be conducted, at Sellers’ expense, a Phase I environmental investigation of the Leased Real Property. Further, Purchaser shall have the right to cause to be conducted a Phase II environmental investigation of the Leased Real Property if the results of the Phase I environmental investigation indicate that a Phase II investigation is necessary or desirable. In the event that Purchaser concludes that a Phase II environmental investigation of the Leased Real Property is necessary or desirable, Sellers will allow reasonable access to Purchaser and its consultants to such Leased Real Property for the purposes of conducting such an investigation. Such access shall be granted in accordance with an access agreement in standard form to be agreed upon by the parties.

(d)          No Limitation of Remedies. No information discovered through the access afforded by this Section 4.3 shall (i) limit or otherwise affect any remedies available to Purchaser, (ii) constitute an acknowledgment or admission of a breach of this Agreement, or (iii) be deemed to amend or supplement the Disclosure Schedules or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

Section 4.4           Tail Insurance Policies. Purchaser shall maintain in effect (a) a director’s and officers’ liability insurance policy covering, for a period of three years from the Closing Date, those persons who are currently covered by the Company’s director’s and officers’ liability insurance policy with coverage in amount and scope at least as favorable as the Company’s existing coverage, and (b) a tail product liability insurance policy in the amount of at least $20,000,000 covering, for a period of seven years from the Closing Date, product liability claims based on events occurring before the Closing Date (together, the “Tail Policies”). All costs and expenses associated with the Tail Policies required to be purchased and maintained pursuant to this Section 4.4 shall be Transaction Costs paid out of the Purchase Consideration.

Section 4.5           Disclosure Schedules. From time to time prior to the Closing, Sellers shall have the right to supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or discovered after the delivery of the Disclosure Schedules pursuant to this Agreement; provided, however, that such supplements or amendments to the Disclosure Schedules shall not be deemed to amend or otherwise modify the Disclosure Schedules delivered on the date of this Agreement or the representations and warranties of Sellers contained herein or otherwise have any effect on the satisfaction of the conditions to Purchaser’s obligations to close hereunder or on Sellers’ indemnity obligations hereunder.

Section 4.6           Tax Matters.

(a)          No Revocation of S Election. Prior to the Closing Date, the Company and Sellers shall not revoke the Company's election to be taxed as an S corporation within the meaning of Code Sections 1361 and 1362. The Company and Sellers shall not take or allow any action that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Code Sections 1361 and 1362.

(b)           Tax Returns. Purchaser shall prepare and timely file (taking into account extensions granted), or cause to be prepared and timely filed, any Tax Returns for the Company and the Subsidiary that are required to be filed after the Closing Date. All such Tax Returns for tax periods ending on the closing date, and in the case of Straddle Periods, for the pre-Closing portion of such Straddle Period shall be prepared in a manner consistent with the Tax Returns of the Company and the Subsidiary for preceding Tax periods, unless a different treatment is required by Applicable Law. All Taxes relating to Tax periods ending on the Closing Date or the portion of Straddle Periods ending on the Closing Date shall be paid to Purchaser from the Escrowed Amount pursuant to Section 7.6.

34

(c)          Straddle Period. For purposes of Section 4.6(b), in the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Tax that is attributable to the portion of the Straddle Period ending on and including the Closing Date shall be:

(i)          in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the Taxable period of the Company and the Subsidiary ended with, and included, the Closing Date; and

(ii)         in the case of Taxes that are imposed on a periodic basis with respect to the assets of the Company and the Subsidiary, deemed to be the amount of such Taxes for the entire Straddle Period, or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period, multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date, and the denominator of which is the number of calendar days in the entire Straddle Period.

(d)          Refunds and Credits. Any refunds or credits of Taxes that are paid or credited in respect of any period ending on or prior to the Closing Date, and in the case of Straddle Periods, for the pre-Closing portion of such Straddle Period, shall be for the account of Sellers (except to the extent included as a Current Asset on the Final Balance Sheet in the calculation of the Final Working Capital or attributable to the carryback of a Tax attribute incurred after the Closing Date) and Purchaser shall pay the amount of any such refunds or credits that it receives to Sellers in proportion to their Ownership Interest Shares as soon as reasonably practicable following the receipt thereof. Any refund or credits of Taxes not described in the preceding sentence shall be for the account of Purchaser. Purchaser shall prepare and file, or cause to be prepared and filed, at the sole cost and expense of Sellers, any amended Tax Returns or other filings necessary for the Company and/or the Subsidiary to claim any refunds or credits that Sellers would be entitled to and that Sellers reasonably request; provided that Purchaser determines in its reasonable discretion that the taking of any such action is not inconsistent with Purchaser’s, the Company’s or the Subsidiary’s Tax reporting positions and/or Tax Returns, as the case may be, following the Closing.

(e)          Tax Proceedings. If Purchaser becomes aware of any assessment, official inquiry, examination or proceeding (a “Tax Proceeding”) that could result in an official determination with respect to any Purchaser Indemnified Tax, Purchaser shall promptly so notify Sellers; provided, however, that the failure to so notify Sellers shall not relieve Sellers of their obligations with respect to such Purchaser Indemnified Tax unless, and only to the extent that, such failure results in actual material prejudice to Sellers. If any Seller becomes aware of any Tax Proceeding that could result in an official determination with respect to Taxes related to the Subsidiary, Sellers shall promptly so notify Purchaser; provided, however, that the failure to so notify Purchaser shall not relieve Purchaser of its obligation under this Section 4.6 unless, and only to the extent that, such failure results in actual material prejudice to Purchaser.

35

(f)          Control. Purchaser shall have the right to exercise control over the contest and/or settlement of any issue raised in any Tax Proceeding with respect to Taxes related to the Subsidiary; provided, however, that (i) Purchaser shall keep Sellers informed of all material developments with respect to such Tax Proceeding if it relates to any Purchaser Indemnified Taxes, and (ii) Purchaser shall not settle or compromise any such Tax Proceeding that relates to any Tax for which Sellers could be liable, except after good faith consultation with Sellers concerning such settlement or compromise. Any reasonable expenses incurred in connection therewith shall be paid by Purchaser to the extent that such expenses relate to a Tax that is not a Purchaser Indemnified Tax. To the extent that such expenses relate to a Tax that is a Purchaser Indemnified Tax, Purchaser shall have the right to make a claim for indemnification pursuant to Section 7.6 and the Escrow Agreement in the amount of any Purchaser Indemnified Taxes.

(g)          Cooperation. Sellers and Purchaser shall provide each other with any information reasonably necessary to prepare and file complete and accurate Tax Returns.

(h)          Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by Applicable Law, Purchaser will join in the execution of any such Tax Returns and other documentation. If required by Applicable Law, the amount paid to any Person pursuant to this Agreement will be reduced by the amount of Taxes payable by such Person pursuant to this Section 4.6(h). Any amount so withheld will be promptly remitted to the appropriate Tax authority.

Section 4.7           Exclusivity.

(a)          From the date of this Agreement until termination of this Agreement or the Closing Date, Sellers and the Company shall not (and shall cause the Subsidiary and the directors, officers, Key Employees, consultants, members, agents, advisors, attorneys, accountants, and representatives (collectively, “Company’s Representatives”) of the Company and the Subsidiary to not) directly or indirectly, take any of the following actions with any party other than Purchaser: (i) solicit, initiate, encourage or facilitate in any inquiry, negotiations or discussions, or enter into any Contract, with respect to any offer or proposal to acquire all or any part of the Business, properties, any of the technologies or assets of the Company or of the Subsidiary, or any amount of the equity ownership of the Company, (ii) disclose or furnish any information not customarily disclosed to any person concerning the Business, technologies or properties or assets of the Company or the Subsidiary, or afford to any Person access to its properties, technologies, books or records, not customarily afforded such access, (iii) assist or cooperate with any Person to make any proposal to purchase all or any part of the capital stock of the Company or assets of the Company or Subsidiary, or (iv) enter into any Contract with any Person providing for the acquisition of the Company or of the Subsidiary (other than inventory in the ordinary course of business), whether by merger, purchase of assets, license, tender offer or otherwise. Sellers and the Company shall, and shall cause the Subsidiary and the Company’s Representatives to immediately cease and cause to be terminated any such negotiations, discussion or agreements (other than with Purchaser) that are the subject matter of the preceding sentence.

36

(b)          In the event that Sellers, the Company, the Subsidiary or any of the Company’s Representatives shall receive any offer, proposal, or request, directly or indirectly, of the type referenced in clause (i), (iii), or (iv) of Section 4.7(a), or any request for disclosure or access as referenced in clause (ii) of Section 4.7(a), Sellers and the Company shall (i) not engage in any discussions with such offeror or party with regard to such offers, proposals, or requests and (ii) immediately thereafter, notify Purchaser thereof, which notice shall contain the pricing, terms, conditions and other material provisions of such proposed transaction.

(c)          The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.7 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Purchaser shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 4.7 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Purchaser may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any of the Company Representatives shall be deemed to be a breach of this Agreement by Sellers and the Company.

Section 4.8           Release of Liens. In connection with the Closing, Sellers and the Company shall file, or shall have filed, all Contracts, instruments, certificates and other documents, in form and substance reasonably satisfactory to Purchaser, that are necessary or appropriate to effect the release of all Liens set forth in Disclosure Schedule 4.8.

Section 4.9           General Release. Notwithstanding anything contained herein to the contrary, effective as of the Closing Date, in consideration of the mutual agreements contained herein, including the Purchase Price to be received by Sellers, Sellers, for themselves and all of their Affiliates (other than the Company), heirs, executors, administrators, and assigns (collectively, the “Releasors”), hereby irrevocably release and forever discharge Purchaser, the Company, and their respective past, present and future subsidiaries, divisions, Affiliates and parents, and their respective current and former officers, directors, employees, agents, shareholders, and/or owners, and their respective successors, and assigns and any other Person jointly or severally liable with Purchaser, the Company or any of the aforementioned Persons (all of the foregoing, collectively, the “Released Parties”), from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, Judgments, charges, claims, and demands whatsoever which the Releasor and its, his or her heirs, executors, administrators, and assigns have, had, or may hereafter have, against the Released Parties or any of them of any nature, including by reason of or relating to or arising from the fact of the Releasor’s employment and/or service with the Company or the Releasor’s direct or indirect ownership interest in the Company, and any and all matters arising under any employment-related federal, state, or local statute, rule, or regulation, or principle of contract law or common law, in each case whether known, or unknown, suspected or unsuspected, to the extent relating to facts, actions, events, circumstances or conditions arising, occurring or failing to occur in the period on or prior to the Closing; provided, however, that nothing contained herein shall operate to release any claims, liabilities or obligations on account of, arising out of, or relating to the Releasor’s rights under this Agreement or any of the Transaction Documents.

37

Section 4.10         Financing. Upon request of Purchaser from time to time prior to the Closing, Sellers and the Company shall provide reasonable cooperation and assistance to Purchaser in connection with the arrangement of appropriate financing (and in connection with any closing conditions and/or post-closing covenants contained in the definitive documentation for such financing); provided, that such requested cooperation and assistance does not unreasonably interfere with the Business. The foregoing cooperation of Sellers and the Company shall include: (a) as promptly as practicable, responding to and complying with reasonable requests of Purchaser for information about the Company and the Subsidiary and their respective business operations, assets, properties and condition (financial or otherwise), (b) granting Purchaser and its representatives full and complete reasonable access to (and copies of) the books, contracts, commitments and records of the Company and to senior management knowledgeable about such books, contracts, commitments and records as set forth in Section 4.3; provided that such representatives agree to be bound by the provisions of the Confidentiality Agreement, (c) using commercially reasonable efforts to furnish to Purchaser necessary financial and operational information for interim periods ending subsequent to May 31, 2015, and prior to the Closing in connection with such financing, (d) using commercially reasonable efforts to obtain landlord estoppel certificates, in form and substance reasonably acceptable to the lenders providing the financing, and (e) causing the Company and the Subsidiary to execute and deliver any definitive financing documents, including any guaranties, pledge documents, security documents and other definitive financing documents (including any certificates and instruments required pursuant to such definitive financing documents), such documents to be effective immediately prior and subject to the Closing, and otherwise facilitating the pledge, grant, recordation and perfection of security interests to be granted to the lenders under such definitive financing documents in any and all assets of the Company and the Subsidiary.

ARTICLE 5
CONDITIONS PRECEDENT

Section 5.1           Conditions to Each Party’s Obligation. The respective obligations of Purchaser, the Company, and Sellers to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a)          Governmental Approvals. Any authorizations or approvals of a Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

(b)          No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any other Transaction Document shall be in effect.

38

(c)          No Legal Prohibition. No Applicable Law shall be enacted, issued or enforced by any Governmental Entity that would have the effect of making the transactions contemplated by this Agreement illegal or would otherwise restrain or prohibit the consummation of such transactions.

Section 5.2           Conditions to Obligation of Purchaser. The obligations of Purchaser to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived, in whole or in part, by Purchaser:

(a)          Representations and Warranties. The representations and warranties of Sellers set forth in Section 3.1 and the Company set forth in Section 3.2 shall have been be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) on the date they were made and shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than the representations and warranties of the Seller and the Company as of a specified date, which shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) as of such date) in all cases without giving effect to any supplements or amendments to the Disclosure Schedules pursuant to Section 4.5.

(b)          Performance of Covenants. The Company and Sellers shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)          No Material Adverse Effect. There shall not have occurred any Material Adverse Effect subsequent to the date of this Agreement that is continuing.

(d)          Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by the Company and Sellers pursuant to Section 2.2(c) shall have been delivered.

(e)          Fairness Opinion. Purchaser shall have received a fairness opinion from William Blair & Co., L.L.C., in a form reasonably satisfactory to Purchaser, opining as to the fairness of the Purchase and the other transactions contemplated by this Agreement.

(f)          Financing. Purchaser shall have obtained financing for the Purchase in such amount and on such terms satisfactory to Purchaser in its sole discretion.

(g)          Litigation. There shall be no action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against Purchaser, the Company, or Sellers, their respective properties or any of their respective officers, directors, or subsidiaries (i) by any Person arising out of, or in any way connected with, the Purchase or the other transactions contemplated by the terms of this Agreement, or that could give rise to material damages, or (ii) by any Governmental Entity arising out of, or in any way connected with, the Purchase or the other transactions contemplated by the terms of this Agreement, or that could give rise to material damages.

39

(h)          Compliance with Rule 506. Purchaser shall have reasonably concluded in good faith that the issuance of the Purchaser Stock Consideration can be completed in compliance with Rule 506 of Regulation D promulgated by the SEC under the Securities Act.

Section 5.3           Conditions to Obligations of the Company and Sellers. The obligation of the Company and Sellers to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in part, by the Company and Sellers.

(a)          Representations and Warranties. The representations and warranties of Purchaser contained in Section 3.3 shall have been be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) on the date they were made and shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than the representations and warranties of the Company as of a specified date, which shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) as of such date).

(b)          Performance of Covenants. Purchaser shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing.

(c)          Closing Deliveries. All documents, instruments, certificates or other items required to be delivered by Purchaser pursuant to Sections 2.2(a) and (b) shall have been delivered.

(d)          No Material Adverse Effect. There shall not have occurred any material adverse effect on the operations, business, financial condition or results of operations of Purchaser and its subsidiaries, taken as a whole, subsequent to the date of this Agreement that is continuing.

(e)          Appointment to Board. The Appointee Director shall be approved for appointment to Class II of Purchaser’s Board on the Closing Date.

ARTICLE 6
TERMINATION, AMENDMENT AND WAIVER

Section 6.1           Termination.

(a)          Subject to Section 6.1(b), this Agreement may be terminated on written notice:

(i)          By either Purchaser, on the one hand, and the Company and Sellers, on the other hand, if such terminating party is not then in breach of this Agreement, in the event of a breach by the other party of its material obligations under this Agreement which remains uncured after notice and opportunity to cure as provided in Section 6.1(b);

40

(ii)         By Purchaser, if any of the conditions in Sections 5.1 and 5.2 have not been satisfied in all material respects by August 31, 2015, or if satisfaction of a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived the condition on or before August 31, 2015; or

(iii)        By the Company and Sellers, if any of the conditions in Sections 5.1 and 5.3 have not been satisfied in all material respects by August 31, 2015, or if satisfaction of a condition is or becomes impossible (other than through the failure of the Company or Sellers to comply with their obligations under this Agreement) and the Company and Sellers have not waived such condition on or before August 31, 2015.

(b)          If noncompliance, nonperformance or breach by a party hereto occurs or exists and can be cured or eliminated, the party wishing to terminate this Agreement in accordance with Section 6.1(a) shall not terminate unless and until (i) it has given the other party written notice that the noncompliance, nonperformance or breach has occurred, specifying the nature thereof and the action required to cure, and (ii) such noncompliance, nonperformance or breach shall not have been cured or eliminated, or the party giving the notice shall not have otherwise been held harmless from the consequences of the noncompliance, nonperformance or breach to its satisfaction, within 30 days of the receipt of such notice.

Section 6.2           Effect of Termination.

(a)          Upon termination of this Agreement, this Agreement shall forthwith become null and void and there shall be no Liability on the part of any party hereto, or their respective directors, officers, shareholders, employees, agents or Affiliates; provided, however, that nothing herein shall relieve any party from any Liability for any willful breach by such party of any of its representations or warranties or for its breach of any of its covenants or agreements set forth in this Agreement, and all rights and remedies of such nonbreaching party under this Agreement in the case of such a breach, at law or in equity, shall be preserved.

(b)          If the Closing does not occur, Purchaser shall not, and Purchaser shall cause its Affiliates not to, directly or indirectly, (a) use any Confidential Information for any purpose, (b) disclose any Confidential Information to any Person, (c) keep or make copies of any documents, records or property containing any Confidential Information, except that Purchaser may keep one copy of Confidential Information in its archives, or (d) assist any other Person in engaging in any of the foregoing, except to the extent necessary to comply with the express terms of any written agreement between Purchaser and the Company and except to the extent explicitly requested in writing by the Company. Notwithstanding the foregoing, Purchaser may disclose Confidential Information at such times, in such manner and to the extent such disclosure is (i) required by Applicable Law, provided that Purchaser (A) provides the Company with prior written notice thereof, (B) limits such disclosure to what is strictly required, and (C) attempts to preserve the confidentiality of any Confidential Information so disclosed, or (ii) is necessary for Purchaser to assert its rights under this Agreement.

41

(c)           If the Closing does not occur, Sellers shall not, and Sellers shall cause their Affiliates not to, directly or indirectly, (a) use any confidential information of Purchaser for any purpose, (b) disclose any confidential information of Purchaser to any Person, (c) keep or make copies of any documents, records or property containing any confidential information of Purchaser, except that Sellers may keep one copy of Confidential Information in their archives, or (d) assist any other Person in engaging in any of the foregoing, except to the extent necessary to comply with the express terms of any written agreement between Purchaser and the Company and except to the extent explicitly requested in writing by Purchaser. Notwithstanding the foregoing, Purchaser may disclose Confidential Information at such times, in such manner and to the extent such disclosure is (i) required by Applicable Law, provided that Purchaser (A) provides the Company with prior written notice thereof, (B) limits such disclosure to what is strictly required and (C) attempts to preserve the confidentiality of any Confidential Information so disclosed, or (ii) is necessary for Sellers to assert their rights under this Agreement.

ARTICLE 7
INDEMNIFICATION

Section 7.1           Survival.

(a)          General. All representations, warranties, covenants and agreements of the parties in this Agreement or any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of any Losses or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

(b)          Company Representations. Notwithstanding the generality of Section 7.1(a), the Indemnifying Sellers will have no liability with respect to any claim under Section 7.2(a)(i) unless Purchaser notifies the Indemnifying Sellers of such a claim on or before the date that is 15 months after the Closing Date; provided, however, that:

(i)          any claim relating to any representation made in Sections 3.2(e) (No Conflicts), 3.2(f) (Financial Statements), 3.2(g) (No Undisclosed Liabilities), 3.2(i) (Litigation), 3.2(j) (Taxes), 3.2(k) (Title to Property and Assets), 3.2(l) (Intellectual Property), 3.2(o) (Compliance with Applicable Laws; Permits), 3.2(q) (Export Control Laws), 3.2(r) (Environmental Matters), 3.2(x) (Employee Benefit Plans) and 3.2(z) (Transactions with Affiliates) (collectively, the “Interim Representations”) may be made at any time for a period of 27 months after the Closing Date;

(ii)         any claim relating to any representation made in Sections 3.2(p) (Foreign Corrupt Practices Act) and 3.2(s) (FDA and Regulatory Matters), may be made at any time for a period of 48 months after the Closing Date;

(iii)        any claim relating to any representation made in Sections 3.2(a) (Organization and Qualification), 3.2(b) (Subsidiary), 3.2(c) (Capitalization), 3.2(d) (Authority; Due Execution and Binding Effect), 3.2(j) (Taxes), and 3.2(v) (Brokers) may be made at any time without any time limitation (collectively with the representations set forth in Section 7.1(b)(ii) and Section 7.1(d)(i), the “Fundamental Representations”); and

42

(iv)        any claim related to intentional or fraudulent breaches of the representations and warranties may be made at any time within any applicable statute or period of limitations.

(c)          Company Covenants. Notwithstanding the generality of Section 7.1(a), any claim under Section 7.2(a)(ii) may be made at any time without limitation unless the covenant breached or unfulfilled contains an express expiration date, in which case, absence active concealment of a breach by Sellers, the Indemnifying Sellers will have no liability with respect to any such claim unless Purchaser notifies the Indemnifying Sellers of the claim on or before the date such covenant expires.

(d)          Individual Seller Representations. Notwithstanding the generality of Section 7.1(a), no Indemnifying Seller will have liability with respect to any claim under Section 7.2(b)(i) unless Purchaser notifies such Indemnifying Seller of such a claim on or before the date that is 15 months after the Closing Date; provided, however, that (i) any claim relating to any representation made in Sections 3.1(a) (Authority; Due Execution and Binding Effect), 3.1(e) (Title to Outstanding Shares), and 3.1(f) (Brokers), may be made at any time without any time limitation, and (ii) any claim related to intentional or fraudulent breaches of the representations and warranties by such Indemnifying Seller may be made at any time within any applicable statute or period of limitations.

(e)          Individual Seller Covenants. Notwithstanding the generality of Section 7.1(a), any claim under Section 7.2(b)(ii) may be made at any time without limitation unless the covenant breached or unfulfilled contains an express expiration date, in which case, absence active concealment of a breach by such Seller, such Indemnifying Seller will have no liability with respect to any such claim unless Purchaser notifies such Indemnifying Seller of the claim on or before the date such covenant expires.

(f)          Purchaser Representations. Notwithstanding the generality of Section 7.1(a), Purchaser will have no liability with respect to any claim under Section 7.2(c)(i) unless Sellers notify Purchaser of such a claim on or before the date that is 15 months after the Closing Date; provided, however, that any claim relating to any representation made in Sections 3.3(a) (Organization; Authority; Due Execution and Binding Effect), 3.3(b) (Purchaser Common Stock), and 3.3(j) (Brokers) (collectively, the “Purchaser Fundamental Representations”) may be made at any time without any time limitation, and any claim related to intentional or fraudulent breaches of the representations and warranties may be made at any time within any applicable statute or period of limitations.

(g)           Purchaser Covenants. Notwithstanding the generality of Section 7.1(a), any claim under Section 7.2(c)(ii) may be made at any time without limitation unless the covenant breached or unfulfilled contains an express expiration date, in which case, absence active concealment of a breach by Purchaser, Purchaser will have no liability with respect to any such claim unless Sellers notify Purchaser of the claim on or before the date such covenant expires.

43

(h)           Extension if Claim is Made. If Purchaser or Sellers, as applicable, provides proper notice of a claim within the applicable time period set forth above, then liability for such claim will continue until such claim is resolved.

Section 7.2           Indemnification; Limitations.

(a)          By the Indemnifying Sellers. Upon the terms and subject to the conditions set forth in this Article 7, Kirschman, on the one hand, and the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust, on the other hand, severally and not jointly, but with the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust acknowledging and agreeing that they shall be jointly and severally liable with each other as to all of the Hemmelgarn Sellers for the Hemmelgarn Sellers’ aggregate Ownership Interest Share of Losses, shall indemnify and hold harmless Purchaser and its directors, officers, employees and Affiliates (collectively, the “Purchaser Indemnified Parties”), from and against any and all Losses paid, payable, suffered or incurred that relate to or arise out of (i) the inaccuracy or breach of any representation or warranty made by the Indemnifying Sellers in Section 3.2, (ii) any nonfulfillment or breach by the Company of any of the covenants set forth in this Agreement, (iii) any inaccuracy in Disclosure Schedule 1.2(c), (iv) any inaccuracy of the Indebtedness Pay-Off Amount or the Deductions Certificate, (v) (A) any fraud by the Company or any of its directors, officers or Affiliates in connection with this Agreement or the transactions contemplated hereby, or (B) any intentional or willful breach of a representation or warranty of the Company set forth in this Agreement (including the Disclosure Schedules) or in any certificate delivered by the Company to Purchaser pursuant to this Agreement, (vi) any Purchaser Indemnified Taxes, or (vii) any Pre-Closing Product Liability Claims.

(b)          By the Indemnifying Sellers for Individual Representations. Upon the terms and subject to the conditions set forth in this Article 7, each Indemnifying Seller, severally and not jointly with the other Indemnifying Sellers, except that the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust shall be jointly and severally liable with each other as to all of the Hemmelgarn Sellers for the Hemmelgarn Sellers’ aggregate Ownership Interest Share of Losses, shall indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all Losses paid, payable, suffered or incurred that relate to or arise out of (i) the inaccuracy or breach of any representation or warranty made by such Indemnifying Seller in Section 3.1, (ii) any nonfulfillment or breach by such Seller of any of such Seller’s covenants set forth in this Agreement, or (iii) (A) any fraud by such Seller in connection with this Agreement or the transactions contemplated hereby, or (B) any intentional or willful breach of a representation or warranty of such Seller set forth in this Agreement or in any certificate delivered by such Seller to Purchaser pursuant to this Agreement.

44

(c)          Limitations for Product Liability. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, except for Liability for Pre-Closing Product Liability Claims, and except to the extent that a Seller had actual knowledge prior to the Closing, no Seller shall have any indemnification obligations or other liability to Purchaser in respect of (i) any Liabilities in the nature of product liability, including any Liabilities for claims made for injury to person, damage to property or other damage arising from, caused by or arising out of the design, manufacture, assembly, installation, marketing, sale, distribution, lease or license of any Company Product (whether or not any such products are shipped before or after the Closing), (ii) any Liabilities arising from, caused by or arising out of any defective or insufficient warnings, labeling or instructions contained on or provided in connection with any Company Product, or (iii) any Liabilities arising from, caused by or arising out of any obligation to implement any replacement, field fix, retrofit, modification or recall campaign with respect to any Company Product that was made, designed, manufactured, assembled, installed, sold, leased or licensed (whether or not any such products are shipped before or after the Closing).

(d)          By Purchaser. Upon the terms and subject to the conditions set forth in this Article 7, Purchaser shall indemnify and hold harmless each Seller and its respective Affiliates (collectively, the “Seller Indemnified Parties,” and together with the Purchaser Indemnified Parties, each an “Indemnified Party”), from and against any and all Losses paid, payable, suffered or incurred and that relate to or arise out of (i) the inaccuracy or breach of any representation or warranty made by Purchaser in Section 3.3, (ii) any nonfulfillment or breach by Purchaser of any of the covenants set forth in this Agreement, (iii)(A) any fraud by Purchaser or any of its officers, directors or Affiliates in connection with this Agreement or the transactions contemplated hereby, or (B) any intentional or willful breach of a representation or warranty of Purchaser set forth in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, or (iv) the Post-Closing Operations.

(e)          Seller Deductible and Cap. The indemnification obligations of the Indemnifying Sellers are subject to the following provisions:

(i)          The indemnification obligations set forth in Sections 7.2(a) and 7.2(b) for breaches of the Fundamental Representations, Purchaser Indemnified Taxes, Pre-Closing Product Liability Claims and fraud or intentional or willful breach of a representation or warranty in this Agreement or in any certificate delivered hereunder shall, with respect to Kirschman, be limited to Kirschman’s Ownership Interest Share of the Transaction Cap, and, with respect to the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust, jointly and severally, shall be limited to the Hemmelgarn Sellers’ aggregate Ownership Interest Share of the Transaction Cap; provided that nothing in this Section 7.2(e)(i) alters the joint and several liability of the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust with respect to each other, and the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust shall be jointly and severally liable with each other as to all of the Hemmelgarn Sellers for the Hemmelgarn Sellers’ aggregate Ownership Interest Share.

(ii)         The indemnification obligations set forth in Sections 7.2(a) and 7.2(b) for all matters other than those described in Section 7.2(e)(i) shall apply only after the aggregate amount of claims for indemnification against the Indemnifying Sellers under this Agreement exceeds $100,000 (the “Deductible”), and thereafter the Indemnifying Sellers shall be liable for all indemnification obligations in excess of the Deductible up to any applicable Cap.

(iii)        The aggregate amount of all indemnification obligations of the Indemnifying Sellers pursuant to Sections 7.2(a) and 7.2(b) for the Basic Representations shall not exceed the Escrowed Cash (the “Basic Cap”).

45

(iv)        The aggregate amount of all indemnification obligations of the Indemnifying Sellers pursuant to Sections 7.2(a) and 7.2(b) for the Interim Representations shall not exceed the Escrowed Amount (the “Interim Cap”).

(v)         The aggregate amount of all other indemnification obligations of the Indemnifying Sellers not subject to the Basic Cap or the Interim Cap shall not exceed the Transaction Cap.

(vi)        Each Indemnifying Seller’s respective liability to the Purchaser Indemnified Parties shall be limited to such Indemnifying Seller’s share of any applicable Cap, pro rata based on the Sellers’ Ownership Interest Shares, except that (A) the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust acknowledge and agree that they shall be jointly and severally liable with each other for all of the Hemmelgarn Sellers’ aggregate Ownership Interest Share, and (B) if the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust avoid liability due to their lack of Knowledge of a breach of any representation or warranty qualified by Knowledge of the Hemmelgarn Sellers, then Kirschman shall bear all liability for Losses attributable to such breach, but not more than $13,500,000 in the aggregate (including the Escrowed Shares attributable to Kirschman, valued as provided in Section 7.6(f)).

(f)          Purchaser Deductible and Cap. The indemnification obligations set forth in Section 7.2(d) (other than for breaches of Purchaser Fundamental Representations and for fraud or intentional or willful breach of a representation or warranty or in any certificate delivered hereunder) shall apply only after the aggregate amount of claims for indemnification against Purchaser under this Agreement exceeds the Deductible, and thereafter Purchaser shall be liable for all indemnification obligations in excess of the Deductible. The aggregate amount of all indemnification obligations of Purchaser pursuant to Section 7.2(d) shall not exceed an amount equal to the Escrowed Amount.

(g)          Escrow. Except as set forth below, any amounts payable by an Indemnifying Seller(s) pursuant to Sections 7.2(a) and 7.2(b) shall be satisfied (i) first against the Escrowed Cash in accordance with the terms of Section 7.6 and the Escrow Agreement, (ii) if and to the extent that a Purchaser Indemnified Party is entitled to indemnification in amounts in excess of any then remaining Escrowed Cash, next against the Escrowed Shares (such Escrowed Shares valued at $4.00 per share, As Adjusted) in accordance with the terms of Section 7.6 and the Escrow Agreement, and (iii) if and to the extent that a Purchaser Indemnified Party is entitled to indemnification in amounts in excess of any then remaining Escrowed Amount, then from each Indemnifying Seller as may be applicable pro rata based on the Ownership Interest Shares for Losses under Section 7.2(a) and from the Indemnifying Seller at issue for Losses under Section 7.2(b).

(h)          Losses. For all purposes of and under this Agreement, “Losses” shall mean (i) any loss, claim, demand, damage, deficiency, lost profits, diminution in value, consequential or punitive damage, liability, Judgment, fine, penalty, cost or expense (including reasonable attorneys’, consultants’ and experts’ fees and expenses), (ii) any and all reasonable fees and costs of enforcing an Indemnified Party’s rights under this Agreement, and (iii) any and all reasonable fees and costs defending any Third Party Actions. For purposes of determining whether there has been any misrepresentation or breach of a representation or warranty, and for purposes of determining the amount of Losses resulting therefrom, all qualifications or exceptions in any representation or warranty relating to or referring to the terms “material,” “materiality,” “in all material respects,” “Material Adverse Effect” or any similar term or phrase shall be disregarded, it being the understanding of the parties that for purposes of determining liability under this Article 7, the representations and warranties of the parties contained in this Agreement shall be read as if such terms and phrases were not included in them.

46

(i)          No Contribution Claims. No Seller will have or assert any claims or rights to contribution or indemnity from the Company with respect to any amounts paid by such Seller pursuant to this Section 7.2.

(j)          Insurance. Each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article 7 to use commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Party with regard to the applicable claims. The amount that any Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Article 7 shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Losses, less the amount of any deductible and other out-of-pocket costs to the Indemnified Party in seeking such recovery. If an Indemnified Party shall have received the payment required by this Agreement from the Indemnifying Party in respect of a Loss and shall subsequently receive insurance proceeds or other amounts in respect of such Loss, then such Indemnified Party shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received.

Section 7.3           Defense of Third Party Claims.

(a)          An Indemnified Party shall give prompt written notice to any Person who is obligated to provide indemnification hereunder (an “Indemnifying Party”) of the commencement or assertion of any action, proceeding, demand or claim by a third party (collectively, a “Third Party Action”) in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party will not relieve such Indemnifying Party from any Liability that it may have to such Indemnified Party under this Article 7 unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. Other than with respect to a Third Party Action relating to any Tax due from Purchaser, the Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such Third Party Action on such terms as it deems appropriate; provided, however, that:

(i)          the Indemnified Party shall be entitled, at its own expense, to participate in the defense of such Third Party Action; provided further that the Indemnifying Party shall pay the reasonable attorneys’ fees of the Indemnified Party if (A) the employment of separate counsel shall have been authorized in writing by all Indemnifying Parties in connection with the defense of such Third Party Action, (B) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such Third Party Action, (C) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (D) the Indemnified Party’s counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel;

47

(ii)         the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such Third Party Action or any Liability in respect thereof if pursuant to or as a result of such settlement, compromise, admission or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the reasonable opinion of the Indemnified Party, such settlement, compromise, admission or acknowledgment could have an adverse effect on its business;

(iii)        no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all Liability; and

(iv)        the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission or acknowledgment of any Third Party Action (A) relating to any Tax to be collected from a Purchaser Indemnified Party or an Affiliate of a Purchaser Indemnified Party, (B) as to which the Indemnifying Party fails to admit Liability in writing delivered to the Indemnified Party and/or fails to assume the defense within a reasonable length of time, (C) to the extent the Third Party Action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets or financial condition of the Indemnified Party, or (D) for which the Liability may exceed the Cap; provided, however, in the case of (B) and (C), that the Indemnified Party shall make no settlement, compromise, admission or acknowledgment that would give rise to Liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party, which shall not be unreasonably withheld, and in the case of (D), the Indemnifying Party may control the defense of the Third Party Action if it irrevocably in writing agrees to waive the Cap. For the avoidance of doubt, any Third Party Action relating to any Tax shall be governed by Section 4.6 to the extent provided therein.

(b)          The parties hereto shall extend reasonable cooperation in connection with the defense of any Third Party Action pursuant to this Section 7.3 and, in connection therewith, shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested.

Section 7.4           Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 7.3 because no Third Party Action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any matters which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially and adversely prejudices the position of the Indemnifying Party with respect to such claim.

48

Section 7.5           Determination of Loss Amount. To the extent that a claim for indemnification by Purchaser hereunder relates to a Liability incurred by the Company and (a) there is an accrual on the Final Balance Sheet in respect of such Liability, then the determination of Loss in respect of such claim shall be net of such accrual, or (b) the Liability was a Current Liability taken into account in the Working Capital Amount, then the determination of Loss in respect of such claim shall be net of such Current Liability.

Section 7.6           Procedures for Claims Against, and Distributions of, the Escrowed Amount.

(a)          Claims. Purchaser may make an indemnification claim on behalf of a Purchaser Indemnified Party pursuant to Sections 7.2(a) or 7.2(b) (a “Claim”) by delivering written notice of the Claim (the “Claim Notice”) to the Escrow Agent and the Indemnifying Sellers. Any such Claim Notice shall include a brief description of the Claim, and the amount (which may be a reasonable estimate) of the Claim. Upon receipt of a Claim Notice, the Escrow Agent shall retain the Claim amount in escrow (in the form of Escrowed Cash and/or Escrowed Shares, as applicable) and only thereafter distribute the same in accordance with the joint written instructions of Purchaser and the Indemnifying Sellers given to the Escrow Agent (a “Joint Written Instruction”) or a final, non-appealable judgment of a court of competent jurisdiction, and the Escrow Agreement. Any Seller may make an indemnification claim on behalf of a Seller Indemnified Party pursuant to Section 7.2(d) by delivering a claims notice in writing to Purchaser containing a brief description of the claim, and the amount (which may be a reasonable estimate) of the claim.

(b)          Uncontested Claims. If within 30 days of its receipt of a Claim Notice the Indemnifying Sellers agree with such Claim or do not contest such Claim in writing to Purchaser, the Indemnifying Sellers shall be conclusively deemed to have consented to the recovery by the Purchaser Indemnified Person of the full amount of Losses specified in the Claim Notice, including the forfeiture of the Escrowed Cash and/or Escrowed Amount, as applicable, in the amount of the uncontested Claim.

(c)          Contested Claims. If the Indemnifying Sellers give Purchaser written notice contesting all or any portion of a Claim Notice (a “Contested Claim”) (with a copy to the Escrow Agent) within the 30 day period, then such Contested Claim shall be resolved by either (i) a written settlement agreement executed by Purchaser and the Indemnifying Sellers (a copy of which shall be furnished to the Escrow Agent) or (ii) in the absence of such a written settlement agreement within 30 days following receipt by Purchaser of the written notice from the Indemnifying Sellers, by binding litigation between Purchaser and the Indemnifying Sellers in accordance with the terms and provisions of Section 7.6(d).

(d)          Litigation of Contested Claims. Either Purchaser or the Indemnifying Sellers may bring suit as provided in Sections 8.12 and 8.13 to resolve the Contested Claim. Judgment upon any award rendered by the trial court as to the validity and amount of any claim in such Claim Notice may be entered in any court having jurisdiction, such award or judgment shall be immediately paid to the successful party, and the Escrow Agent shall be entitled to act in accordance with such award or judgment and make or withhold payments out of the Escrowed Amount in accordance therewith. Notwithstanding the foregoing, any award rendered or judgment entered by the trial court shall be subject to appeal pursuant to Applicable Law, and, once any such appeals are resolved and all appeals rights are either exhausted or waived, the resulting final decision shall be binding and conclusive upon the parties to this Agreement. In the event the final, binding and conclusive decision on appeal reverses the trial court’s initial award and/or judgment, any payment previously made to the successful party shall be returned within a reasonable time.

49

(e)          Distributions. On the date that is 15 months after the Closing Date, the Escrow Agent shall release to the Indemnifying Sellers, as provided in the Escrow Agreement, the Escrowed Cash, less that amount of Escrowed Cash necessary to satisfy an unsatisfied Claim (an “Outstanding Escrow Claim”). On the dates that are 18 months, 21 months and 24 months after the Closing Date, the Escrow Agent shall release to the Indemnifying Sellers, as provided in the Escrow Agreement, 25% of the Escrowed Shares, less that number of Escrowed Shares with a value necessary to satisfy a then Outstanding Escrow Claim. On the date that is 27 months after the Closing Date, the Escrow Agent shall release to the Indemnifying Sellers, as provided in the Escrow Agreement, the remaining Escrowed Shares, less that number of Escrowed Shares with a value necessary to satisfy a then Outstanding Escrow Claim. As soon as any Outstanding Escrow Claims are resolved pursuant to the procedures set forth in this Article 7, the Escrow Agent shall release any remaining Escrowed Amount held by the Escrow Agent pursuant to the terms of the Escrow Agreement to the Indemnifying Sellers.

(f)          Escrow Amount; Value of Escrowed Shares. Whenever a payment is to be made to Purchaser from the Escrow Amount, such payment shall be made first from the Escrowed Cash until there is no Escrowed Cash, and then, if applicable, from the Escrowed Shares. When the Escrowed Shares must be valued for purposes of an Outstanding Escrow Claim or a release of Escrowed Shares, the Escrowed Shares shall be valued at $4.00 per share, As Adjusted.

ARTICLE 8
GENERAL PROVISIONS

Section 8.1           Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if personally delivered by hand, (b) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (c) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier if the delivery date is a Business Day, or otherwise on the next Business Day, or (d) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice if such confirmation is received on a Business Day during Business Hours, or otherwise on the next Business Day.

50

If to Purchaser, to: Bacterin International Holdings, Inc. 600 Cruiser Lane Belgrade, MT 59714 Attn: Chief Executive Officer Facsimile: (406) 388-0422	With a copy to: Ballard Spahr LLP 1 East Washington Street Suite 2300 Phoenix, AZ 85004 Attn: Karen C. McConnell Facsimile: (602) 798-5595

If to the Company prior to Closing to: X-spine Systems, Inc. 452 Alexandersville Rd. Miamisburg, OH 45342 Attn: David L. Kirschman Facsimile: (937) 847-8410	With a copy to: Dunlevey, Mahan & Furry 110 N. Main Street, Suite 1000 Dayton, OH 45402-1738 Attn: Donald B. Rineer Facsimile: (937) 223-6003

If to Sellers, to:

David L. Kirschman

5101 Garden Spring Court

Dayton, OH 45429

Facsimile: (937) 226-9898

Kenneth J. Hemmelgarn, Jr. Revocable Living Trust Dated February 9, 1998, as amended

Brian J. Hemmelgarn Revocable Living Trust Dated February 9, 1998, as amended

Kenneth J. Hemmelgarn, Jr. Second Trust Dated March 18, 2010

Brian J. Hemmelgarn Second Trust Dated March 18, 2010

2122 Winners Circle

Dayton, OH 45404

Facsimile: (937) 228-1608

With a copy to: Dunlevey, Mahan & Furry 110 N. Main Street, Suite 1000 Dayton, OH 45402-1738 Attn: Donald B. Rineer Facsimile: (937) 223-6003

Section 8.2           Severability. The unenforceability, illegality or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

Section 8.3           Assignment; Successors. Neither this Agreement, nor any rights, obligations or interests hereunder, may be assigned by any party hereto except with the prior written consent of the other parties hereto; provided that Purchaser may nominate a direct or indirect subsidiary to take ownership of the Outstanding Shares without the consent of Sellers. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective permitted successors and assigns.

51

Section 8.4           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 8.5           Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Agreement shall be borne solely and entirely by the party that has incurred such expenses.

Section 8.6           Governing Law. This Agreement shall be construed and governed in accordance with the Applicable Laws of the State of Delaware, without regard to its Applicable Laws regarding conflicts of law.

Section 8.7           Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

Section 8.8           Entire Agreement. This Agreement and the Disclosure Schedules, the Confidentiality Agreement and the other Transaction Documents set forth the entire understanding of the parties with respect to the transactions contemplated hereby, supersede all prior discussions, understandings, agreements and representations, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

Section 8.9           Third-Party Beneficiaries. Except for the Purchaser Indemnified Parties and the Seller Indemnified Parties and as provided in Section 4.4, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 8.10         Disclosure Schedules. All Disclosure Schedules attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein.

Section 8.11         Interpretive Matters. Unless the context otherwise requires, (a) all references to articles, sections or schedules are to Articles, Sections or Schedules in this Agreement; (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP; (c) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter; and (d) the term “including” means by way of example and not by way of limitation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

52

Section 8.12         Submission to Jurisdiction. Each of the parties submits to the exclusive jurisdiction of the state or federal courts located in Delaware, in any action or proceeding arising out of, or relating to, this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of, or relating to, this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each party agrees that a final judgment in any action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Applicable Law.

Section 8.13         Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

Section 8.14         Public Announcements. No party shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Purchase without the prior consent of the others, which shall not be unreasonably withheld or delayed; provided, however, that nothing herein shall prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Applicable Law, applicable regulation or stock market rule, in which case the party making such determination shall, if practicable in the circumstances, use commercially reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance. To the extent feasible, all press releases or other announcements or notices regarding this transaction shall be made jointly by the parties.

Section 8.15         Amendment. This Agreement may not be amended, restated, supplemented or otherwise modified except by an instrument in writing signed by Purchaser, the Company and Sellers.

[Signature Page Follows]

53

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BACTERIN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Daniel Goldberger
Name:	Daniel Goldberger
Title:	CEO

X-SPINE SYSTEMS, INC.

By:	/s/ David Kirschman
Name:	David Kirschman
Title:	President and CEO

/s/ David Kirschman
David L. Kirschman, M.D.

KENNETH J. HEMMELGARN, JR. REVOCABLE LIVING TRUST DATED FEBRUARY 9, 1998, AS AMENDED

By:	/s/ Kenneth J. Hemmelgarn, Jr.
Kenneth J. Hemmelgarn, Jr., Trustee

BRIAN HEMMELGARN REVOCABLE LIVING TRUST DATED FEBRUARY 9, 1998, AS AMENDED

By:	/s/ Brian J. Hemmelgarn
Brian J. Hemmelgarn, Trustee

[Signature Page to Stock Purchase Agreement]

S-1

KENNETH J. HEMMELGARN, JR. SECOND TRUST DATED MARCH 18, 2010

By:	/s/ Kenneth J. Hemmelgarn
Kenneth J. Hemmelgarn, Trustee

BRIAN HEMMELGARN SECOND TRUST DATED MARCH 18, 2010

By:	/s/ Kenneth J. Hemmelgarn
Kenneth J. Hemmelgarn, Trustee

[Signature Page to Stock Purchase Agreement]

S-2

LIST OF EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A – Definitions

Exhibit B-1 – Form of Seller Non-Compete Agreement (Kirschman)

Exhibit B-2 – Form of Seller Non-Compete Agreement (Hemmelgarn)

Exhibit C - Lock-Up Agreement

Exhibit D - Guaranty

Disclosure Schedules:

Disclosure Schedule 1.2(c) – Sellers and Ownership Interest Shares

Disclosure Schedule 3.2(c) – Capitalization; Directors and Officers

Disclosure Schedule 3.2(e) – No Conflict

Disclosure Schedule 3.2(f) – Financial Statements

Disclosure Schedule 3.2(g) – Liabilities

Disclosure Schedule 3.2(h)(i) – Accounts Receivable

Disclosure Schedule 3.2(h)(iii) – Accounts Payable

Disclosure Schedule 3.2(i) – Litigation

Disclosure Schedule 3.2(j)(xiv) – Taxes

Disclosure Schedule 3.2(j)(xix) – Tax Deficiencies

Disclosure Schedule 3.2(k)(ii) – Leased Real Property

Disclosure Schedule 3.2(l)(i) – Intellectual Property

Disclosure Schedule 3.2(l)(ii) – Intellectual Property Exceptions

Disclosure Schedule 3.2(l)(iv) – Company Intellectual Property Payments

Disclosure Schedule 3.2(l)(xiii) – Intellectual Property Violations

Disclosure Schedule 3.2(o)(ii) – Applicable Laws

Disclosure Schedule 3.2(o)(iii) – Governmental Notices

Disclosure Schedule 3.2(r) – Environmental Matters

Disclosure Schedule 3.2(s)(i) – FDA Exceptions

Disclosure Schedule 3.2(s)(iii) – Adverse Event and Complaint Review and Analysis Reports

Disclosure Schedule 3.2(s)(v) – Recalls and Notices

Disclosure Schedule 3.2(t) – Health Care Professionals

Disclosure Schedule 3.2(u) – Restrictions on Business

Disclosure Schedule 3.2(w) – Employees

Disclosure Schedule 3.2(x)(i) – Employee Plans

Disclosure Schedule 3.2(y) – Material Contracts

Disclosure Schedule 3.2(z) – Transactions with Affiliates

Disclosure Schedule 3.2(aa) – Absence of Changes

Disclosure Schedule 3.2(bb) – Insurance

Disclosure Schedule 3.2(cc) – Largest Suppliers and Customers

Disclosure Schedule 3.2(dd) – Standard Terms and Conditions for Company Products

Disclosure Schedule 4.8 – Liens

1

EXHIBIT A

DEFINITIONS

The following terms shall have the following meanings in this Agreement:

“Action” means any claim, action, suit or proceeding, litigation, arbitral action, governmental inquiry, criminal prosecution, audit or other investigation as to which written notice has been provided to the applicable party.

“Accredited Investor” has the meaning ascribed thereto in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

“Activities to Date” is defined in Section 3.2(s)(ii).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Agreement” is defined in the preamble.

“Applicable Law” or “Applicable Laws” means all laws, statutes, constitutions, rules, regulations, principles of common law, codes, ordinances, Judgments, orders, decrees, injunctions, and writs of any Governmental Entity which has jurisdiction over the applicable Person or the businesses, operations or assets of the applicable Person.

“Appointee Director” is defined in Section 2.3.

“As Adjusted” means, in the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to Purchaser occurring after the Closing, such equitable adjustment to the agreed value of $4.00 per share of the Purchaser Common Stock necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

“B. Hemmelgarn 1998 Trust” means the Brian J. Hemmelgarn Revocable Living Trust Dated February 9, 1998, as amended.

“B. Hemmelgarn 2010 Trust” means the Brian J. Hemmelgarn Second Trust Dated March 18, 2010.

“Basic Cap” is defined in Section 7.2(e)(iii).

“Basic Representations” means all representations and warranties in Sections 3.1 and 3.2 of this Agreement except the Fundamental Representations and the Interim Representations.

A-1

“Business” means the manufacturing and distribution of spinal implant products for the treatment of spinal disease.

“Business Associate” shall have the meaning given to it 45 C.F.R. 160.103.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Delaware are authorized by Applicable Law to close.

“Cap” means the Transaction Cap, Basic Cap or Interim Cap.

“Cash Consideration” is defined in Section 1.2(a)(i).

“Charter Documents” is defined in Section 3.2(a).

“Claim” is defined in Section 7.6(a).

“Claim Notice” is defined in Section 7.6(a).

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Closing Balance Sheet” is defined in Section 1.3(a).

“Closing Date” means the date on which the Closing occurs.

“Closing Working Capital” is defined in Section 1.3(a).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” is defined in the preamble.

“Company Intellectual Property” means any and all Intellectual Property of the Company or the Subsidiary whether owned or controlled by or for, licensed to, or otherwise held by or for the benefit of the Company or Subsidiary that is related to the Business, including any and all (a) Company Owned Intellectual Property and (b) Company Licensed Intellectual Property.

“Company Licensed Intellectual Property” means any and all third party Intellectual Property that is licensed to the Company or the Subsidiary.

“Company Licenses” is defined in Section 3.2(s)(ii).

“Company Owned Intellectual Property” means any and all Intellectual Property rights that are owned or are purportedly owned by the Company or the Subsidiary.

“Company Products” means all products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company or Subsidiary and all products or services currently under development by the Company or Subsidiary.

A-2

“Company Registered Intellectual Property” means all United States, international and foreign (a) patents and patent applications (including provisional applications), (b) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (c) registered Internet domain names, (d) registered copyrights and applications for copyright registration and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity that is owned by, registered or filed in the name of, the Company or Subsidiary.

“Company Stock” is defined in Section 3.2(c).

“Company’s Representatives” is defined in Section 4.7(a).

“Confidential Information” means information, in any form, relating to the Company’s past, present or future research, development or business activities, whether or not marked or otherwise identified as “confidential” or “proprietary,” including any copies, excerpts, summaries, analyses or notes thereof, including all of the following: designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, copyrights, flow charts, research, development, processes, procedures, “know-how,” new product or new technology information, product prototypes, product copies, operational and data processing capabilities, systems, software and hardware and the documentation thereof development or marketing techniques and materials, development or marketing timetables, business relationships, methods of transacting business, strategies and development plans, including trade secrets, trade names, trademarks, customer, supplier or personal names and other information related to customers, sub-contractors and dealers, suppliers or personnel, current or future cost, pricing information, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other trade secrets or nonpublic business information, including the terms or conditions of this Agreement. “Confidential Information” shall not include information or documentation that: (a) is or becomes generally available to the public by acts or omissions other than those of the Person subject to restrictions with respect to the Confidential Information; or (b) becomes available to a Person on a non-confidential basis from a source other than the Company, provided that to the knowledge of such Person such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the applicable Company or any other Person with respect to such information.

“Confidentiality Agreement” means that certain Mutual Confidentiality and Nondisclosure Agreement, dated April 1, 2015, by and between the Company and Bacterin International, Inc.

“Consents” means all consents, approvals, waivers or authorizations of any Governmental Entity or other Person.

“Contested Claim” is defined in Section 7.6(c).

A-3

“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, instrument, note, option, warranty, purchase order, license, sublicense, or legally binding commitment or undertaking of any nature.

“Covered Entity” shall have the meaning given to it 45 C.F.R. 160.103.

“Current Assets” means the sum of all current assets of the Company and the Subsidiary on the Closing Date, as determined in accordance with this Agreement and GAAP.

“Current Liabilities” means the sum of all current liabilities of the Company and the Subsidiary on the Closing Date, but excluding the Indebtedness Pay-Off Amount and the Paid Transaction Costs that are paid at the Closing, each as determined in accordance with this Agreement and GAAP.

“Deductible” is defined in Section 7.2(e)(ii).

“Deductions” is defined in Section 1.2(a)(ii).

“Deductions Certificate” is defined in Section 2.2(c)(x).

“Disclosure Schedules” means the disclosure schedules numbered according to the relevant sections in this Agreement, prepared by Sellers and the Company and delivered to Purchaser concurrently with the execution hereof.

“Employee Plans” has the meaning set forth in Section 3.2(x)(i).

“Environmental Law” means any Applicable Law pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), or any other environmental matter as in effect as of the date of this Agreement.

“Environmental Permit” means any permit, approval, identification number, license, registration, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any subsidiary or other entity that would be considered a single employer with a Person or a subsidiary within the meaning of Section 414 of the Code.

“Escrow Agent” means Wells Fargo Bank, N.A.

“Escrow Agreement” means the escrow agreement in a form reasonably satisfactory to the Indemnifying Sellers and Purchaser entered into on or prior to the Closing Date by and among Purchaser, the Indemnifying Sellers and the Escrow Agent.

“Escrowed Amount” is defined in Section 1.6.

“Escrowed Cash” is defined in Section 1.6.

A-4

“Escrowed Shares” is defined in Section 1.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Export Approvals” is defined in Section 3.2(q)(i).

“FCPA” is defined in Section 3.2(p).

“FDA” means the Food and Drug Administration.

“FDA Fraud Policy” is defined in Section 3.2(s)(ix).

“Final Adjustment Deficiency” is defined in Section 1.3(e).

“Final Adjustment Surplus” is defined in Section 1.3(e).

“Final Balance Sheet” is defined in Section 1.3(b).

“Final Working Capital” means the Working Capital Amount in the Final Balance Sheet as agreed upon by Sellers and Purchaser in accordance with Section 1.3(c), or the Working Capital Amount in the Final Balance Sheet as agreed upon by Sellers and Purchaser with any such objections submitted to and resolved by the Neutral Firm in accordance with Section 1.3(d), as the case may be.

“Financial Statements” is defined in Section 3.2(f).

“Flow of Funds Memorandum” means a memorandum to be prepared as of the Closing Date in form and substance satisfactory to Purchaser and Sellers and consistent with the provisions of this Agreement setting forth how the Purchase Consideration is to be disbursed, which shall include, among other things, instructions from Sellers to Purchaser as to the allocation and disbursement of the Cash Consideration and the Purchaser Stock Consideration among Sellers.

“Fundamental Representations” is defined in Section 7.1(b)(iii).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, whether federal, state, county, local or foreign.

“Hazardous Material” means any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including asbestos, petroleum, radon gas and radioactive matter.

A-5

“Healthcare Laws” means, to the extent related to the conduct of the Business as of the date hereof, the FDCA, Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Anti-Self-Referral Law (42 U.S.C. §§ 1395nn), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), HIPAA, HITECH, all regulations or guidance promulgated pursuant to such Applicable Laws, and any other federal, or state Applicable Law that regulates the design, development, testing, studying, manufacturing, processing, storing, importing or exporting, licensing, labeling or packaging, advertising, distributing or marketing of pharmaceutical or medical device products, or that is related to kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care services.

“Health Care Professional” means any Person that is licensed or otherwise authorized by Law to provide health care directly to individuals, or an officer, employee, agent or contractor of such Person acting in the course and scope of his or her employment, agency or contract related to or in support of the provision of health care directly to individuals.

“Hemmelgarn Knowledge Representations and Warranties” means the representations and warranties set forth in Sections 3.2(g) (No Undisclosed Liabilities), 3.2(i) (Litigation), 3.2(j) (Taxes), 3.2(l) (Intellectual Property), 3.2(o) (Compliance with Applicable Laws; Permits), 3.2(q) (Export Control Laws), 3.2(r) (Environmental Matters), and 3.2(x) (Employee Benefit Plans).

“Hemmelgarn Sellers” means the K. Hemmelgarn 1998 Trust, the B. Hemmelgarn 1998 Trust, the K. Hemmelgarn 2010 Trust, and the B. Hemmelgarn 2010 Trust.

“HIPAA” means the administrative simplification section of the Health Insurance Portability and Accountability Act of 1996, as amended, including as amended by HITECH.

“HITECH” means Subtitle D of the Health Information Technology for Clinical Health Act.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, without duplication, (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, whether owing to banks, financial institutions, on equipment leases or otherwise, (b) all deferred indebtedness of the Company for the payment of the purchase price of property or assets purchased, (c) any outstanding reimbursement obligation of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company, (d) all guaranties, endorsements, assumptions and other contingent obligations of the Company in respect of or to purchase or to otherwise acquire, indebtedness for borrowed money of others.

“Indebtedness Agreements” means all agreements between the Company and a holder of Indebtedness.

A-6

“Indebtedness Pay-Off Amount” is defined in Section 2.2(a)(i).

“Indemnified Party” is defined in Section 7.2(d).

“Indemnifying Party” is defined in Section 7.3(a).

“Indemnifying Sellers” means Kirschman, the K. Hemmelgarn 1998 Trust and the B. Hemmelgarn 1998 Trust.

“Insurance Policies” is defined in Section 3.2(bb).

“Intellectual Property” means any or all industrial and intellectual property rights and all rights associated therewith, throughout the world, including: (a) all patents and applications therefor and all reissues, reexaminations, inter partes review, divisions, renewals, extensions, adjustments, restorations, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary or Confidential Information, know-how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, computer software, including all source code, object code, firmware, development tools, files, records and data, schematics, methodologies, prototypes, devices, databases and data collections and all rights therein; (c) all copyrights in both published and unpublished works of authorship, including all compilations, databases, computer programs, content and manuals and other documentation, and registrations and applications for any of the foregoing; (d) all corporate names, trade names, logos, trademarks and service marks, trademark and service mark registrations and applications, and any and all goodwill associated with and symbolized by the foregoing items, and all Internet domain names; (e) all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, and (f) all tangible embodiments of the foregoing items under the preceding sub-clauses (a) - (e).

“Interim Cap” is defined in Section 7.2(e)(iv).

“Interim Representations” is defined in Section 7.1(b)(i).

“Joint Written Instruction” is defined in Section 7.6(a).

“Judgment” means any order, judgment, injunction (whether temporary, preliminary or permanent), edict, decree, stipulation, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any Governmental Entity or any arbitrator or arbitration panel.

“K. Hemmelgarn 1998 Trust” means the Kenneth J. Hemmelgarn, Jr. Revocable Living Trust Dated February 9, 1998, as amended.

“K. Hemmelgarn 2010 Trust” means the Kenneth J. Hemmelgarn, Jr. Second Trust Dated March 18, 2010.

“Key Employees” means Kirschman, Michael Schmitz, Kriss Anderson, Deborah Klopsch, Greg Causey and Daniel Abramowitz.

A-7

“Kirschman” is defined in the preamble.

“Knowledge of the Hemmelgarn Sellers” means the actual knowledge of Kenneth J. Hemmelgarn, Jr., and Brian J. Hemmelgarn.

“Knowledge of the Company” means the actual knowledge of each Key Employee after reasonable inquiry of such officers and employees of the Company whom they reasonably believe would have knowledge of the matters represented.

“Latest Balance Sheet” means the unaudited, consolidated balance sheet of the Company and the Subsidiary at May 31, 2015.

“Latest Balance Sheet Date” means May 31, 2015.

“Leased Real Property” is defined in Section 3.2(k)(ii).

“Liabilities” means any and all debts, liabilities, commitments and obligations, whether contingent, fixed or absolute, direct or indirect, accrued or unaccrued, asserted or unasserted, matured or unmatured, liquidated or unliquidated, known or unknown, due or to become due, or determined or determinable.

“Lien” or “Liens” means any pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever.

“Losses” is defined in Section 7.2(h).

“Material Adverse Effect” means any change, circumstance, event or condition that is materially adverse to the operations, business, financial condition or results of operations of the Company and the Subsidiary, taken as a whole, or that materially impairs the ability of the Company to consummate the transaction, other than any changes, circumstances, events or conditions resulting, directly or indirectly, from: (a) the announcement or performance of the transaction, including any action or inaction by the Company, Purchaser, Sellers or any of the customers, suppliers, lessors, employees or competitors of the Business; (b) changes in general economic conditions in any of the markets in which the Business operates (to the extent such change does not affect the Company and the Subsidiary disproportionately from their competitors); (c) any change in economic conditions or the financial, banking, currency or capital markets in general; (d) any calamity or other condition generally affecting the medical device industry and/or the body shaping market (to the extent such change does not affect the Company and the Subsidiary disproportionately from their competitors); (e) national or international political or social conditions, including the engagement by any country in hostilities, whether commenced before or after the date of this Agreement, and whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (f) changes in any Applicable Law (including relating to excise Taxes on medical devices and healthcare reform) or interpretations thereof affecting the medical device industry and/or the body shaping market in general (to the extent such change does not affect the Company and the Subsidiary disproportionately from their competitors); or (g) changes in GAAP or interpretations thereof or other accounting principles or requirements.

A-8

“Material Contract” means any of the following: (a) any Contract that requires or that likely will require future expenditures by the Company or Subsidiary in excess of $150,000 or that likely will result in payments to the Company or Subsidiary in excess of $150,000; (b) lease agreements in connection with the Leased Real Property; (c) any Contract relating to the Company Intellectual Property, excluding standard license provisions in distribution agreements and fee per procedure agreements; (d) any Contract to which the Company or Subsidiary is a party that requires a Consent to a change of control, merger or an assignment by operation of law, either before or after the Closing Date; (e) any Contract to which the Company or Subsidiary is a party granting any cash change of control, severance, or termination pay to any Employee; (f) any fidelity or surety bond or completion bond and any Contract of indemnification or guarantee to which the Company or Subsidiary is a party; (g) any indentures, guarantees, loans or credit agreements, security agreements or other Contracts or instruments relating to the borrowing of money or extension of credit or other Indebtedness to which the Company or Subsidiary is a party or by which any of its property is bound; (h) any dealer, distribution, joint marketing, strategic alliance, affiliate or development Contract; (i) any Contract containing any “most favored nation” or other preferred pricing provision; (j) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other Contract for use or distribution of the Company Products; (k) any nondisclosure, confidentiality or similar Contract, other than those entered into with any actual or prospective customer or vendor in the ordinary course of business consistent with past practices; (l) any Contract which has or may reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of the Company or the Subsidiary, any acquisition of property (tangible or intangible) by the Company or the Subsidiary, the conduct of business by the Company or the Subsidiary, or otherwise limiting in any material respect the freedom of the Company to engage in any line of business, to conduct any business activities, or to compete with any Person; (m) any partnership or joint venture Contract; (n) any settlement or co-existence agreement; and (o) any other Contract, or group of Contracts, the termination or breach of which would be reasonably expected to have a Material Adverse Effect.

“Net Purchase Consideration” is defined in Section 1.2(a)(iii).

“Neutral Firm” is defined in Section 1.3(d).

“Objection Notice” is defined in Section 1.3(c).

“Outstanding Escrow Claim” is defined in Section 7.6(e).

“Outstanding Share” or “Outstanding Shares” is defined in Section A of the Recitals.

“Ownership Interest Share” is defined in Section 1.2(a)(iv).

“Paid Transaction Costs” is defined in Section 2.2(a)(ii).

“Payoff Letters” means the payoff letters in the form prescribed by Purchaser, issued by (a) creditors under all Indebtedness Agreements, setting forth the amounts required to repay the Indebtedness under the Indebtedness Agreements in full, and (b) recipients of Transaction Costs that remain outstanding as of the Closing Date, setting for the amount of Transaction Costs outstanding, each of which shall specifically include a release of the Company and Purchaser for all matters up to the Closing Date, contingent upon receipt of such payment.

A-9

“Permits” is defined in Section 3.2(o)(i).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes, assessments, charges, levies or other claims not yet due and payable, or the validity of which are being contested in good faith and for which adequate reserves have been provided on the Latest Balance Sheet; (b) Liens arising by operation of Applicable Laws, such as materialmen’s, mechanics’ carriers’, warehousemen’s, workmen’s and repairmen’s liens and other similar liens for amounts not yet due and payable; (c) pledges or deposits to secure obligations under workers’ compensation or similar Applicable Laws or to secure public or statutory obligations; (d) immaterial Liens, irregularities, easements, reserves, servitudes, encroachments, rights of way or other imperfections of title or possession the existence of which do not interfere with the present use of the affected real or other tangible property; (e) registered easements, rights-of-way, restrictive covenants and servitudes and other similar rights in land granted to, reserved or taken by any Governmental Entity or public utility, or any registered subdivision, development, servicing, site plan or other similar agreement with any Governmental Entity or public utility the existence of which do not interfere with the present use of the affected real property; (f) restrictions on transfer of securities under applicable state and federal securities laws; and (g) Liens that will be released in connection with the Closing.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

“Personal Information” refers to data that, separately or when combined with other data, can be used to identify an individual person, such as name, address, email address, photograph, IP address, and unique device identifier.

“Post-Closing Operations” means the operations of the Company following the Closing Date, including with respect to any claims for product liability asserted after the Closing Date; provided that Purchaser shall not be obligated to indemnify or hold harmless any Seller Indemnified Party for Post-Closing Operations to the extent the Losses attributable to such Post-Closing Operations arise out of or result from a breach by any Seller of its representations and warranties to Purchaser in this Agreement.

“Pre-Closing Product Liability Claims” means claims for product liability asserted against the Company prior to the Closing Date.

“Privacy Laws” means all Applicable Laws and industry self-regulatory programs concerning the collection, use, analysis, retention, storage, protection, transfer, disclosure and/or disposal of Personal Information including HIPAA, HITECH, state consumer protection Applicable Laws, state breach notification Applicable Laws, state social security number protection Applicable Laws, the Federal Trade Commission Act, the federal Privacy Act of 1974, the Telephone Consumer Protection Act, the Fair Credit Reporting Act and its state law equivalents, the California Online Privacy Protection Act, the Massachusetts Data Security Regulations (201 CMR 17.00 et seq.), each as amended to the date hereof, as well as the Digital Advertising Alliance’s Self-Regulatory Principles for Online Behavioral Advertising.

A-10

“Protected Health Information” shall have same meaning prescribed by HIPAA.

“Purchase” is defined in Recital B.

“Purchase Consideration” is defined in Section 1.2(a)(v).

“Purchase Price” is defined in Section 1.2.

“Purchaser” is defined in the preamble.

“Purchaser Common Stock” means the Common Stock, par value $0.001, of Purchaser.

“Purchaser Fundamental Representations” is defined in Section 7.1(f).

“Purchaser Indemnified Parties” is defined in Section 7.2(a).

“Purchaser Indemnified Taxes” means any and all Taxes together with any costs, expenses or damages (including court and administrative costs and reasonable legal fees and expenses incurred in investigating and preparing for any audit, examination, litigation or other judicial or administrative proceeding) arising out of, in connection with or incident to the determination, assessment or collection of such Taxes (a) imposed on the Company or the Subsidiary (including Taxes imposed on or with respect to the income, business, property or operations of the Company and the Subsidiary), or for which the Company and the Subsidiary may otherwise be liable, with respect to (i) any Taxable period ending on or prior to the Closing Date or (ii) the portion of any Straddle Period ending on the Closing Date (determined in accordance with Section 4.6(c)), or (b) arising out of, in connection with, or related to, a breach of any representation or warranty set forth in Section 3.1(j) or the covenants set forth in Section 4.6; provided, however, that any such Tax shall not be a Purchaser Indemnified Tax to the extent such Tax was included as a Current Liability in the determination of Final Working Capital pursuant to Section 1.3(c).

“Purchaser SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange.

“Purchaser Stock Consideration” is defined in Section 1.2(a)(vi).

“Purchaser’s Board” means the board of directors of Purchaser.

“Released Parties” is defined in Section 4.9.

“Releasors” is defined in Section 4.9.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

A-11

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” or “Sellers” is defined in the preamble.

“Seller Indemnified Parties” is defined in Section 7.2(d).

“Sensitive Personal Information” refers to a subset of Personal Information that, separately or when combined with other data can be used to cause harm, embarrassment, financial loss or injury to an individual or result in identity theft or fraud. Sensitive Personal Information is a subset of Personal Information. Sensitive Personal Information includes, for example, name or email address in combination with: date of birth, social security number, government-issued identification numbers, payment card numbers, log-in credentials, geo-location information, fingerprints, financial account numbers, health information and other health-related information.

“Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date.

“Subsidiary” is defined in Section 3.2(b).

“Systems” is defined in Section 3.2(m).

“Tail Policies” is defined in Section 4.4.

“Tax” or “Taxes” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, franchise, profits, capital stock, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

“Tax Proceeding” is defined in Section 4.6(e).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Action” is defined in Section 7.3(a).

“Transaction Cap” means an amount equal to the Purchase Consideration.

A-12

“Transaction Costs” means all fees, costs and expenses of any brokers, financial advisors, consultants, accountants, attorneys or other professionals engaged by the Company in connection with the structuring, negotiation or consummation of the transactions contemplated by this Agreement, including the costs associated with the Phase I environmental investigation of the Leased Real Property, and all fees, costs and expenses of any party that are to be paid by the Company as a result of the transactions contemplated by this Agreement, whether or not such costs, fees and expenses have been paid prior to Closing.

“Transaction Document” or “Transaction Documents” means this Agreement and all other documents to be executed by any of the parties to this Agreement in connection with the consummation of the transactions contemplated in this Agreement.

“Working Capital Adjustment” means the amount, if any, by which the Working Capital Amount is greater than or less than the Working Capital Target.

“Working Capital Amount” means Current Assets minus Current Liabilities on the Closing Balance Sheet or the Final Balance Sheet (as the case may be).

“Working Capital Target” means $13,576,366.

A-13

EXHIBIT B-1

Seller Non-Compete Agreement

(Kirschman)

B-1

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”), dated [_________], 2015, is made by and between Bacterin International Holdings, Inc., a Delaware corporation (the “Purchaser”), and David L. Kirschman, M.D. (“Seller”).

Recitals:

In connection with the closing (the “Closing”) of the transactions contemplated by the Stock Purchase Agreement, dated as of [__________], 2015, by and among Purchaser, X-spine Systems, Inc., an Ohio corporation (the “Company”), Seller, and certain other parties (the “Purchase Agreement”), Seller has agreed to provide the Company with certain restrictive covenants, upon the terms and conditions set forth herein, in order to maintain the value and goodwill of the business of the Company purchased by Purchaser pursuant to the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall take their meaning from the Purchase Agreement.

Agreements:

NOW, THEREFORE, in consideration of the promises contained herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller, intending to be legally bound, agree as follows:

SECTION 1.          Effective Date. This Agreement shall commence on the date hereof (the “Effective Date”).

SECTION 2.         Restrictive Covenants. As an inducement and as essential consideration for Purchaser to consummate the Purchase contemplated by the Purchase Agreement, and as additional consideration for the payments to which Seller is entitled under the Purchase Agreement, Seller hereby agrees to the restrictive covenants contained in this Section 2. The parties agree that such restrictive covenants are essential to preserve the goodwill of the business of the Company acquired under the Purchase Agreement and that Purchaser would not have entered into the Purchase Agreement without Seller’s consent to the restrictive covenants set forth in this Section 2.

2.1.                        Non-Competition. During the period commencing on the Effective Date and ending on the date that is three years following the Effective Date (the “Restricted Period”), Seller shall not, without the advance written consent of the board of directors of Purchaser (the “Board”), such consent to be granted or withheld in the Board’s sole discretion, either directly or indirectly, as a proprietor, partner, stockholder (except as the passive holder of not more than 1% of the outstanding stock of a publicly held company), director, executive, employee, consultant, joint venturer, investor or otherwise, (a) own, manage, operate or control, (b) participate in the ownership, management, operation or control of, or (c) be employed by and/or perform services for any Person that engages in the design, manufacturing and/or distribution of spinal implant products (the “Restricted Business”), in North America, except for Purchaser and the Company.

1

2.2.                        Non-Solicitation. During the Restricted Period, Seller shall not, directly or indirectly, on its own behalf or on behalf of any other Person, solicit, divert, take away, encourage to terminate or reduce, or otherwise harm the Company’s relationship with any present or prospective customer of the Company (each, a “Customer”). During the Restricted Period, Seller shall not, directly or indirectly, on its own behalf or on behalf of any other Person, solicit, employ, engage, interfere with, or attempt to entice away from the Company, any individual who either (i) is employed by or engaged as an independent contractor consultant to the Company at the time of the solicitation, or (ii) has been so employed or engaged within six months prior to the time of solicitation. During the Restricted Period, Seller shall not, directly or indirectly, on its own behalf or on behalf of any other Person, harm the Company’s relationship, or attempt to harm the Company’s relationship, with any landlord or supplier.

2.3.                        Confidentiality. Seller shall not, without the advance written consent of the Board, directly or indirectly divulge, disclose or make available or accessible any Confidential Information to any Person, other than to enforce its rights under the Purchase Agreement or Transaction Documents, or when required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, or in connection with Seller’s continued employment with the Company or Purchaser, if applicable. In addition, Seller shall not create any derivative work or other product based on or resulting from any Confidential Information, and shall proffer to the Board’s designee, on or promptly (and in any event, within five Business Days) following the Effective Date, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in Seller’s actual or constructive possession or which are subject to its control at such time.

2.4.                        Injunctive Relief. Seller acknowledges and agrees that Purchaser will have no adequate remedy at law and would be irreparably harmed, if Seller actually breaches or threatens to breach any of the provisions of this Section 2. Seller agrees that Purchaser shall be entitled to equitable and/or injunctive relief to prevent any actual breach or threatened breach of this Section 2, and to specific performance of each of the terms of such Section 2, without the need for posting a bond or other security and in addition to any other legal or equitable remedies that Purchaser may have. Seller further agrees that it shall not, in any equity proceeding relating to the enforcement of the terms of this Section 2, raise the defense that Purchaser has an adequate remedy at law.

2.5.                        Special Severability. The terms and provisions of this Section 2 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. Seller acknowledges and agrees, and it is the intention of the parties to this Agreement, that the potential restrictions on Seller’s future employment and activities imposed by this Section 2 are reasonable in both duration and geographic scope and in all other respects to protect the legitimate business interests of Purchaser. Further, Seller agrees and acknowledges that the Company is currently engaging in business and actively marketing its services and products throughout North America, and the Company expends significant time and effort developing and protecting the confidentiality of its Confidential Information. If for any reason any court of competent jurisdiction shall find any provisions of this Section 2 unreasonable in duration or geographic scope or otherwise, it is the intention of the parties that the restrictions and prohibitions contained herein shall be reformed and enforced to the fullest extent allowed under applicable law in such jurisdiction.

2

2.6.                        Tolling During Periods of Breach. The parties agree and intend that Seller’s obligations under this Section 2 be tolled during any period that Seller is in breach of any of the obligations under this Section 2, so that Purchaser is provided with the full benefit of the restrictive periods set forth herein.

2.7.                        Notification. Seller consents to Purchaser notifying any future employer of Seller of Seller’s obligations under this Section 2, and if Seller becomes self-employed or has an ownership interest in any future employer, then Seller further consents to Purchaser notifying any future customer, vendor or client of such future employer of Seller’s obligations under this Section 2.

2.8.                        Fees. If Purchaser (a) brings any action or proceeding to enforce any provision of this Agreement or to obtain damages as a result of a breach of this Agreement or to enjoin any breach of this Agreement and (b) prevails in such action or proceeding, then Seller will, in addition to any other rights and remedies available to Purchaser, reimburse Purchaser for any and all reasonable costs and expenses (including attorneys’ fees) incurred by Purchaser in connection with such action or proceeding.

SECTION 3.          Successors. This Agreement is personal to Seller and, without the prior express written consent of the Board, shall not be assignable by Seller. This Agreement shall be binding upon Seller’s heirs, beneficiaries and/or legal representatives. This Agreement shall inure to the benefit of Purchaser and its respective successors, purchasers and assigns.

SECTION 4.          Miscellaneous.

4.1.                        Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if personally delivered by hand, (b) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (c) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier if the delivery date is a business day, or otherwise on the next business day, or (d) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice if such confirmation is received on a business day during business hours, or otherwise on the next business day.

3

if to Purchaser, to: Bacterin International Holdings, Inc. 600 Cruiser Lane Belgrade, MT 59714 Attn: Chief Executive Officer Facsimile: (406) 388-0422	with a copy to: Ballard Spahr LLP 1 East Washington Street Suite 2300 Phoenix, AZ 85004 Attn: Karen C. McConnell Facsimile: (602) 798-5595

if to Seller, to: David L Kirschman 5101 Garden Spring Court Dayton, OH 45429 Facsimile: (937) 226-9898	with a copy to: Dunlevey, Mahan & Furry 110 N. Main Street, Suite 1000 Dayton, OH 45402-1738 Attn: Donald B. Rineer Facsimile: (937) 223-8550

4.2.                        Severability. The unenforceability, illegality or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

4.3.                        Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.4.                        Governing Law. This Agreement shall be construed and governed in accordance with the Applicable Laws of the State of Delaware, without regard to its Applicable Laws regarding conflicts of law.

4.5.                        Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

4.6.                        Entire Agreement. This Agreement, the Purchase Agreement and the Transaction Documents set forth the entire understanding of the parties with respect to the transactions contemplated hereby, supersede all prior discussions, understandings, agreements and representations, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

4.7.                        Interpretive Matters. Unless the context otherwise requires, (a) all references to sections are to Sections in this Agreement; (b) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter; and (c) the term “including” means by way of example and not by way of limitation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

4

4.8.                        Submission to Jurisdiction. Each of the parties submits to the exclusive jurisdiction of the state or federal courts located in Delaware, in any action or proceeding arising out of, or relating to, this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of, or relating to, this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each party agrees that a final judgment in any action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable law.

4.9.                        Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

4.10.                      Amendments. This Agreement may not be amended, restated, supplemented or otherwise modified except by an instrument in writing signed by the parties.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BACTERIN INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

Seller:

David L. Kirschman, M.D.

[Signature Page to Non-Competition Agreement]

EXHIBIT B-2

Seller Non-Compete Agreement

(Hemmelgarn)

B-2

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”), dated [_________], 2015, is made by and between Bacterin International Holdings, Inc., a Delaware corporation (the “Purchaser”), and Kenneth J. Hemmelgarn, Jr. (“Hemmelgarn”), and the Kenneth J. Hemmelgarn, Jr. Revocable Living Trust Dated February 9, 1998, as amended (“Seller,” and together with Hemmelgarn, the “Hemmelgarn Parties”).

Recitals:

In connection with the closing (the “Closing”) of the transactions contemplated by the Stock Purchase Agreement, dated as of [__________], 2015, by and among Purchaser, X-spine Systems, Inc., an Ohio corporation (the “Company”), Seller, and certain other parties (the “Purchase Agreement”), the Hemmelgarn Parties have agreed to provide the Company with certain restrictive covenants, upon the terms and conditions set forth herein, in order to maintain the value and goodwill of the business of the Company purchased by Purchaser pursuant to the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall take their meaning from the Purchase Agreement.

Agreements:

NOW, THEREFORE, in consideration of the promises contained herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and the Hemmelgarn Parties, intending to be legally bound, agree as follows:

SECTION 5.          Effective Date. This Agreement shall commence on the date hereof (the “Effective Date”).

SECTION 6.         Restrictive Covenants. As an inducement and as essential consideration for Purchaser to consummate the Purchase contemplated by the Purchase Agreement, and as additional consideration for the payments to which Seller is entitled under the Purchase Agreement, the Hemmelgarn Parties hereby agree to the restrictive covenants contained in this Section 2. The parties agree that such restrictive covenants are essential to preserve the goodwill of the business of the Company acquired under the Purchase Agreement and that Purchaser would not have entered into the Purchase Agreement without the Hemmelgarn Parties’ consent to the restrictive covenants set forth in this Section 2.

6.1.                        Non-Competition. During the period commencing on the Effective Date and ending on the date that is three years following the Effective Date (the “Restricted Period”), the Hemmelgarn Parties shall not, without the advance written consent of the board of directors of Purchaser (the “Board”), such consent to be granted or withheld in the Board’s sole discretion, either directly or indirectly, as a proprietor, partner, stockholder (except as the passive holder of not more than 1% of the outstanding stock of a publicly held company), director, executive, employee, consultant, joint venturer, investor or otherwise, (a) own, manage, operate or control, (b) participate in the ownership, management, operation or control of, or (c) be employed by and/or perform services for any Person that engages in the marketing and/or selling of spinal implant products (the “Restricted Business”), in North America. Notwithstanding the foregoing, for purposes of clarification, “Restricted Business” shall not include the Hemmelgarn Parties’ ownership, management, operation or control of Norwood Tool Company d/b/a Norwood Medical (“Norwood”), which, in part, is a contract manufacturer for third parties engaged in the spinal products business, so long as Norwood itself does not sell spinal products to hospitals or other end-user purchasers of spinal products.

1

6.2.                        Non-Solicitation. During the Restricted Period, the Hemmelgarn Parties shall not, directly or indirectly, on their own behalf or on behalf of any other Person, solicit, divert, take away, encourage to terminate or reduce, or otherwise harm the Company’s relationship with any present or prospective customer of the Company (each, a “Customer”). During the Restricted Period, the Hemmelgarn Parties shall not, directly or indirectly, on their own behalf or on behalf of any other Person, solicit, employ, engage, interfere with, or attempt to entice away from the Company, any individual who either (i) is employed by or engaged as an independent contractor consultant to the Company at the time of the solicitation, or (ii) has been so employed or engaged within six months prior to the time of solicitation. During the Restricted Period, the Hemmelgarn Parties shall not, directly or indirectly, on their own behalf or on behalf of any other Person, harm the Company’s relationship, or attempt to harm the Company’s relationship, with any landlord or supplier; provided the foregoing shall not apply with respect to Norwood and the parties acknowledge that the Hemmelgarn Parties may operate Norwood in their sole discretion.

6.3.                        Confidentiality. The Hemmelgarn Parties shall not, without the advance written consent of the Board, directly or indirectly divulge, disclose or make available or accessible any Confidential Information to any Person, other than to enforce their rights under the Purchase Agreement or Transaction Documents, or when required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, or in connection with the Hemmelgarn Parties’ continued employment with the Company or Purchaser, if applicable. In addition, the Hemmelgarn Parties shall not create any derivative work or other product based on or resulting from any Confidential Information, and shall proffer to the Board’s designee, on or promptly (and in any event, within five Business Days) following the Effective Date, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in the Hemmelgarn Parties’ actual or constructive possession or which are subject to its control at such time.

6.4.                        Injunctive Relief. The Hemmelgarn Parties acknowledge and agree that Purchaser will have no adequate remedy at law and would be irreparably harmed, if the Hemmelgarn Parties actually breach or threaten to breach any of the provisions of this Section 2. The Hemmelgarn Parties agree that Purchaser shall be entitled to equitable and/or injunctive relief to prevent any actual breach or threatened breach of this Section 2, and to specific performance of each of the terms of such Section 2, without the need for posting a bond or other security and in addition to any other legal or equitable remedies that Purchaser may have. The Hemmelgarn Parties further agree that they shall not, in any equity proceeding relating to the enforcement of the terms of this Section 2, raise the defense that Purchaser has an adequate remedy at law.

2

6.5.                        Special Severability. The terms and provisions of this Section 2 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. The Hemmelgarn Parties acknowledge and agree, and it is the intention of the parties to this Agreement, that the potential restrictions on the Hemmelgarn Parties’ future employment and activities imposed by this Section 2 are reasonable in both duration and geographic scope and in all other respects to protect the legitimate business interests of Purchaser. Further, the Hemmelgarn Parties agree and acknowledge that the Company is currently engaging in business and actively marketing its services and products throughout North America, and the Company expends significant time and effort developing and protecting the confidentiality of its Confidential Information. If for any reason any court of competent jurisdiction shall find any provisions of this Section 2 unreasonable in duration or geographic scope or otherwise, it is the intention of the parties that the restrictions and prohibitions contained herein shall be reformed and enforced to the fullest extent allowed under applicable law in such jurisdiction.

6.6.                        Tolling During Periods of Breach. The parties agree and intend that the Hemmelgarn Parties’ obligations under this Section 2 be tolled during any period that the Hemmelgarn Parties are in breach of any of the obligations under this Section 2, so that Purchaser is provided with the full benefit of the restrictive periods set forth herein.

6.7.                        Fees. If Purchaser (a) brings any action or proceeding to enforce any provision of this Agreement or to obtain damages as a result of a breach of this Agreement or to enjoin any breach of this Agreement and (b) prevails in such action or proceeding, then the Hemmelgarn Parties will, in addition to any other rights and remedies available to Purchaser, reimburse Purchaser for any and all reasonable costs and expenses (including attorneys’ fees) incurred by Purchaser in connection with such action or proceeding.

SECTION 7.          Successors. This Agreement is personal to the Hemmelgarn Parties and, without the prior express written consent of the Board, shall not be assignable by the Hemmelgarn Parties. This Agreement shall be binding upon the Hemmelgarn Parties’ heirs, beneficiaries and/or legal representatives. This Agreement shall inure to the benefit of Purchaser and its respective successors, purchasers and assigns.

SECTION 8.          Miscellaneous.

8.1.                        Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if personally delivered by hand, (b) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (c) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier if the delivery date is a business day, or otherwise on the next business day, or (d) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice if such confirmation is received on a business day during business hours, or otherwise on the next business day.

3

if to Purchaser, to: Bacterin International Holdings, Inc. 600 Cruiser Lane Belgrade, MT 59714 Attn: Chief Executive Officer Facsimile: (406) 388-0422	with a copy to: Ballard Spahr LLP 1 East Washington Street Suite 2300 Phoenix, AZ 85004 Attn: Karen C. McConnell Facsimile: (602) 798-5595

if to the Hemmelgarn Parties, to:

Kenneth J. Hemmelgarn, Jr.

Kenneth J. Hemmelgarn, Jr. Revocable Living Trust Dated February 9, 1998, as amended

2122 Winners Circle

Dayton, OH 45404

Facsimile: (937) 228-1608

with a copy to: Dunlevey, Mahan & Furry 110 N. Main Street, Suite 1000 Dayton, OH 45402-1738 Attn: Donald B. Rineer Facsimile: (937) 223-8550

8.2.                        Severability. The unenforceability, illegality or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

8.3.                        Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.4.                        Governing Law. This Agreement shall be construed and governed in accordance with the Applicable Laws of the State of Delaware, without regard to its Applicable Laws regarding conflicts of law.

8.5.                        Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

8.6.                        Entire Agreement. This Agreement, the Purchase Agreement and the Transaction Documents set forth the entire understanding of the parties with respect to the transactions contemplated hereby, supersede all prior discussions, understandings, agreements and representations, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

8.7.                        Interpretive Matters. Unless the context otherwise requires, (a) all references to sections are to Sections in this Agreement; (b) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter; and (c) the term “including” means by way of example and not by way of limitation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

4

8.8.                        Submission to Jurisdiction. Each of the parties submits to the exclusive jurisdiction of the state or federal courts located in Delaware, in any action or proceeding arising out of, or relating to, this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of, or relating to, this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each party agrees that a final judgment in any action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable law.

8.9.                        Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

8.10.                      Amendments. This Agreement may not be amended, restated, supplemented or otherwise modified except by an instrument in writing signed by the parties.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BACTERIN INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

Kenneth J. Hemmelgarn, Jr.

KENNETH J. HEMMELGARN, JR. REVOCABLE LIVING TRUST DATED FEBRUARY 9, 1998, AS AMENDED

By:
Name:
Title:

[Signature Page to Non-Competition Agreement]

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”), dated [_________], 2015, is made by and between Bacterin International Holdings, Inc., a Delaware corporation (the “Purchaser”), and Brian J. Hemmelgarn (“Hemmelgarn”) and the Brian J. Hemmelgarn Revocable Living Trust Dated February 9, 1998, as amended (“Seller,” and together with Hemmelgarn, the “Hemmelgarn Parties”).

Recitals:

In connection with the closing (the “Closing”) of the transactions contemplated by the Stock Purchase Agreement, dated as of [__________], 2015, by and among Purchaser, X-spine Systems, Inc., an Ohio corporation (the “Company”), Seller, and certain other parties (the “Purchase Agreement”), the Hemmelgarn Parties have agreed to provide the Company with certain restrictive covenants, upon the terms and conditions set forth herein, in order to maintain the value and goodwill of the business of the Company purchased by Purchaser pursuant to the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall take their meaning from the Purchase Agreement.

Agreements:

NOW, THEREFORE, in consideration of the promises contained herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and the Hemmelgarn Parties, intending to be legally bound, agree as follows:

SECTION 9.          Effective Date. This Agreement shall commence on the date hereof (the “Effective Date”).

SECTION 10.        Restrictive Covenants. As an inducement and as essential consideration for Purchaser to consummate the Purchase contemplated by the Purchase Agreement, and as additional consideration for the payments to which Seller is entitled under the Purchase Agreement, the Hemmelgarn Parties hereby agree to the restrictive covenants contained in this Section 2. The parties agree that such restrictive covenants are essential to preserve the goodwill of the business of the Company acquired under the Purchase Agreement and that Purchaser would not have entered into the Purchase Agreement without the Hemmelgarn Parties’ consent to the restrictive covenants set forth in this Section 2.

10.1.                      Non-Competition. During the period commencing on the Effective Date and ending on the date that is three years following the Effective Date (the “Restricted Period”), the Hemmelgarn Parties shall not, without the advance written consent of the board of directors of Purchaser (the “Board”), such consent to be granted or withheld in the Board’s sole discretion, either directly or indirectly, as a proprietor, partner, stockholder (except as the passive holder of not more than 1% of the outstanding stock of a publicly held company), director, executive, employee, consultant, joint venturer, investor or otherwise, (a) own, manage, operate or control, (b) participate in the ownership, management, operation or control of, or (c) be employed by and/or perform services for any Person that engages in the marketing and/or selling of spinal implant products (the “Restricted Business”), in North America. Notwithstanding the foregoing, for purposes of clarification, “Restricted Business” shall not include the Hemmelgarn Parties’ ownership, management, operation or control of Norwood Tool Company d/b/a Norwood Medical (“Norwood”), which, in part, is a contract manufacturer for third parties engaged in the spinal products business, so long as Norwood itself does not sell spinal products to hospitals or other end-user purchasers of spinal products.

1

10.2.                      Non-Solicitation. During the Restricted Period, the Hemmelgarn Parties shall not, directly or indirectly, on their own behalf or on behalf of any other Person, solicit, divert, take away, encourage to terminate or reduce, or otherwise harm the Company’s relationship with any present or prospective customer of the Company (each, a “Customer”). During the Restricted Period, the Hemmelgarn Parties shall not, directly or indirectly, on their own behalf or on behalf of any other Person, solicit, employ, engage, interfere with, or attempt to entice away from the Company, any individual who either (i) is employed by or engaged as an independent contractor consultant to the Company at the time of the solicitation, or (ii) has been so employed or engaged within six months prior to the time of solicitation. During the Restricted Period, the Hemmelgarn Parties shall not, directly or indirectly, on their own behalf or on behalf of any other Person, harm the Company’s relationship, or attempt to harm the Company’s relationship, with any landlord or supplier; provided the foregoing shall not apply with respect to Norwood and the parties acknowledge that the Hemmelgarn Parties may operate Norwood in their sole discretion.

10.3.                      Confidentiality. The Hemmelgarn Parties shall not, without the advance written consent of the Board, directly or indirectly divulge, disclose or make available or accessible any Confidential Information to any Person, other than to enforce their rights under the Purchase Agreement or Transaction Documents, or when required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, or in connection with the Hemmelgarn Parties’ continued employment with the Company or Purchaser, if applicable. In addition, the Hemmelgarn Parties shall not create any derivative work or other product based on or resulting from any Confidential Information, and shall proffer to the Board’s designee, on or promptly (and in any event, within five Business Days) following the Effective Date, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in the Hemmelgarn Parties’ actual or constructive possession or which are subject to its control at such time.

10.4.                      Injunctive Relief. The Hemmelgarn Parties acknowledge and agree that Purchaser will have no adequate remedy at law and would be irreparably harmed, if the Hemmelgarn Parties actually breach or threaten to breach any of the provisions of this Section 2. The Hemmelgarn Parties agree that Purchaser shall be entitled to equitable and/or injunctive relief to prevent any actual breach or threatened breach of this Section 2, and to specific performance of each of the terms of such Section 2, without the need for posting a bond or other security and in addition to any other legal or equitable remedies that Purchaser may have. The Hemmelgarn Parties further agree that they shall not, in any equity proceeding relating to the enforcement of the terms of this Section 2, raise the defense that Purchaser has an adequate remedy at law.

2

10.5.                      Special Severability. The terms and provisions of this Section 2 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. The Hemmelgarn Parties acknowledge and agree, and it is the intention of the parties to this Agreement, that the potential restrictions on the Hemmelgarn Parties’ future employment and activities imposed by this Section 2 are reasonable in both duration and geographic scope and in all other respects to protect the legitimate business interests of Purchaser. Further, the Hemmelgarn Parties agree and acknowledge that the Company is currently engaging in business and actively marketing its services and products throughout North America, and the Company expends significant time and effort developing and protecting the confidentiality of its Confidential Information. If for any reason any court of competent jurisdiction shall find any provisions of this Section 2 unreasonable in duration or geographic scope or otherwise, it is the intention of the parties that the restrictions and prohibitions contained herein shall be reformed and enforced to the fullest extent allowed under applicable law in such jurisdiction.

10.6.                      Tolling During Periods of Breach. The parties agree and intend that the Hemmelgarn Parties’ obligations under this Section 2 be tolled during any period that the Hemmelgarn Parties are in breach of any of the obligations under this Section 2, so that Purchaser is provided with the full benefit of the restrictive periods set forth herein.

10.7.                      Fees. If Purchaser (a) brings any action or proceeding to enforce any provision of this Agreement or to obtain damages as a result of a breach of this Agreement or to enjoin any breach of this Agreement and (b) prevails in such action or proceeding, then the Hemmelgarn Parties will, in addition to any other rights and remedies available to Purchaser, reimburse Purchaser for any and all reasonable costs and expenses (including attorneys’ fees) incurred by Purchaser in connection with such action or proceeding.

SECTION 11.         Successors. This Agreement is personal to the Hemmelgarn Parties and, without the prior express written consent of the Board, shall not be assignable by the Hemmelgarn Parties. This Agreement shall be binding upon the Hemmelgarn Parties’ heirs, beneficiaries and/or legal representatives. This Agreement shall inure to the benefit of Purchaser and its respective successors, purchasers and assigns.

SECTION 12.        Miscellaneous.

12.1.                      Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if personally delivered by hand, (b) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (c) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier if the delivery date is a business day, or otherwise on the next business day, or (d) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice if such confirmation is received on a business day during business hours, or otherwise on the next business day.

3

if to Purchaser, to: Bacterin International Holdings, Inc. 600 Cruiser Lane Belgrade, MT 59714 Attn: Chief Executive Officer Facsimile: (406) 388-0422	with a copy to: Ballard Spahr LLP 1 East Washington Street Suite 2300 Phoenix, AZ 85004 Attn: Karen C. McConnell Facsimile: (602) 798-5595

if to the Hemmelgarn Parties, to: Brian J. Hemmelgarn Brian J. Hemmelgarn Revocable Living Trust Dated February 9, 1998, as amended 2122 Winners Circle Dayton, OH 45404 Facsimile: (937) 228-1608	with a copy to: Dunlevey, Mahan & Furry 110 N. Main Street, Suite 1000 Dayton, OH 45402-1738 Attn: Donald B. Rineer Facsimile: (937) 223-8550

12.2.                      Severability. The unenforceability, illegality or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

12.3.                      Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.4.                      Governing Law. This Agreement shall be construed and governed in accordance with the Applicable Laws of the State of Delaware, without regard to its Applicable Laws regarding conflicts of law.

12.5.                      Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

12.6.                      Entire Agreement. This Agreement, the Purchase Agreement and the Transaction Documents set forth the entire understanding of the parties with respect to the transactions contemplated hereby, supersede all prior discussions, understandings, agreements and representations, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

12.7.                      Interpretive Matters. Unless the context otherwise requires, (a) all references to sections are to Sections in this Agreement; (b) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter; and (c) the term “including” means by way of example and not by way of limitation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

4

12.8.                      Submission to Jurisdiction. Each of the parties submits to the exclusive jurisdiction of the state or federal courts located in Delaware, in any action or proceeding arising out of, or relating to, this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of, or relating to, this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Each party agrees that a final judgment in any action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable law.

12.9.                      Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

12.10.                    Amendments. This Agreement may not be amended, restated, supplemented or otherwise modified except by an instrument in writing signed by the parties.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BACTERIN INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

Brian J. Hemmelgarn

BRIAN J. HEMMELGARN REVOCABLE LIVING TRUST DATED FEBRUARY 9, 1998, AS AMENDED

By:
Name:
Title:

[Signature Page to Non-Competition Agreement]

EXHIBIT C

Lock-Up Agreement

C-1

[__________], 2015

Bacterin International Holdings, Inc.
600 Cruiser Lane
Belgrade, MT 59714
Attention: Chief Executive Officer

Re:        Lock-Up Agreement

Ladies and Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated [__________], 2015 (the “Purchase Agreement”), by and among Bacterin International Holdings, Inc., a Delaware corporation (the “Purchaser”), X-spine Systems, Inc., an Ohio corporation (the “Company”), David L. Kirschman, M.D. (“Kirschman”), the Kenneth J. Hemmelgarn, Jr. Revocable Living Trust Dated February 9, 1998, as amended (the “K. Hemmelgarn 1998 Trust”), the Brian J. Hemmelgarn Revocable Living Trust Dated February 9, 1998, as amended (the “B. Hemmelgarn 1998 Trust”), the Kenneth J. Hemmelgarn, Jr. Second Trust Dated March 18, 2010 (the “K. Hemmelgarn 2010 Trust”), and the Brian J. Hemmelgarn Second Trust Dated March 18, 2010 (the “B. Hemmelgarn 2010 Trust,” and collectively with Kirschman, the K. Hemmelgarn 1998 Trust, the B. Hemmelgarn 1998 Trust, the K. Hemmelgarn 2010 Trust, and the B. Hemmelgarn 2010 Trust, the “Sellers”), pursuant to which Sellers will sell and transfer to Purchaser, and Purchaser will acquire from Sellers, the Outstanding Shares of the Company (the “Purchase”). In connection with the Purchase, Purchaser will issue Purchaser Common Stock to certain of the Sellers in reliance on one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and exemptions from the qualification requirements of applicable state law. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given to such terms in the Purchase Agreement.

In order to induce Purchaser to enter into the Purchase Agreement, the undersigned Seller hereby executes this Lock-Up Agreement and agrees with Purchaser as follows.

The undersigned will not engage in any of the following dispositive actions with respect to the shares of Purchaser Common Stock issued to the undersigned in the Purchase (the “Shares”) for a period of one year following the Closing Date: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the Shares or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Shares, in cash or otherwise (“Dispositive Actions”). The restrictions set forth in this paragraph shall not apply to (1) any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution, or (2) if the undersigned is a trust, the distribution by the trust of the Shares to its beneficiaries; provided, however, that it shall be a condition to any such transfer that the transferee executes and delivers to Purchaser, not later than one business day prior to such transfer, a written agreement, in substantially the form of this letter agreement and otherwise satisfactory in form and substance to the Purchaser. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

The undersigned acknowledges that the Shares issued to the undersigned in the Purchase are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that, consequently, such Shares may be resold only pursuant to an exemption from registration under the Securities Act. The undersigned acknowledges and agrees that any certificate issued to the undersigned respecting the Shares will bear a restricted legend, including a legend referencing this Lock-Up Agreement.

This Lock-Up Agreement will be binding upon and inure to the benefit of the undersigned and its successors and permitted assigns. This Lock-Up Agreement may be executed in any number of counterparts, each of which will be an original and all of which together will constitute one and the same instrument.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Lock-Up Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Purchaser shall be entitled to seek an injunction to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, without the need to post any bond or other security therefor.

Any term or provision of this Lock-Up Agreement may be amended, and the observance of any term of this Lock-Up Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the undersigned and Purchaser.

[Signature Page Follows]

2

Very truly yours,

Signature

Name (Please Type or Print)

Name and Title if signing on behalf an entity

Address

City, State and Zip Code

Agreed to and Accepted:

Bacterin International Holdings, Inc.

By:

Name:

Title:

[Signature Page to Lock-Up Agreement]

exhibit D

guarantIes

D-1

GUARANTY

This Guaranty (“Guaranty”), dated [_________], 2015, is made by Kenneth J. Hemmelgarn, Jr. (“Guarantor”), in favor of Bacterin International Holdings, Inc., a Delaware corporation (the “Purchaser”).

Recitals:

In connection with the closing of the transactions contemplated by the Stock Purchase Agreement, dated as of [__________], 2015, by and among Purchaser, X-spine Systems, Inc., an Ohio corporation, and certain selling parties (the “Purchase Agreement”), Guarantor has agreed to guarantee the obligations of the K. Hemmelgarn 1998 Trust and K. Hemmelgarn 2010 Trust (together, the “Trusts”) owed to Purchaser under the Purchase Agreement, upon the terms and conditions set forth herein. Capitalized terms used but not otherwise defined herein shall take their meaning from the Purchase Agreement.

Agreements:

NOW, THEREFORE, in consideration of the promises contained herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound, agrees as follows:

SECTION 13.         Affirmation and Guaranty of Guarantor. Guarantor hereby represents and warrants that he is in control of and a direct or indirect beneficiary of the K. Hemmelgarn 1998 Trust and the grantor of the K. Hemmelgarn 2010 Trust, and will receive value under the Purchase Agreement, including some of the Purchase Consideration that the Sellers receive from Purchaser pursuant to the Purchase Agreement. As a result, and in order to induce Purchaser to enter into the Purchase Agreement, to pay the Purchase Consideration and as security for the performance of the Trusts’ obligations under the Purchase Agreement, Guarantor unconditionally guarantees the full and prompt payment and performance of all obligations of the Trusts to Purchaser arising out of or in connection with the Purchase Agreement. This guaranty is an absolute, complete and continuing guaranty and shall be fully binding upon and enforceable against Guarantor. Guarantor acknowledges that because he is in control of and is a beneficiary of the K. Hemmelgarn 1998 Trust that will receive a portion of the Purchase Consideration, but may distribute such consideration to Guarantor pursuant to the applicable trust agreement, and because he is the grantor of the K. Hemmelgarn 2010 Trust, without this guaranty Purchaser would not have agreed to consummate the transactions contemplated by the Purchase Agreement. Guarantor may not rescind or revoke his obligations hereunder and his liabilities hereunder shall be absolute, unconditional and irrevocable irrespective of the failure of Purchaser to exercise any available rights or remedies against any other Person, any amendment to or waiver of the Purchase Agreement that does not expressly reference this Guaranty, or the insolvency or bankruptcy of, or similar event affecting the Trusts.

SECTION 14.         Miscellaneous.

14.1.                      Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Guaranty shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if personally delivered by hand, (b) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (c) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier if the delivery date is a business day, or otherwise on the next business day, or (d) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice if such confirmation is received on a business day during business hours, or otherwise on the next business day.

if to Guarantor, to: Kenneth J. Hemmelgarn, Jr. 2122 Winners Circle Dayton, OH 45404 Facsimile: (937) 228-1608	with a copy to: Dunlevey, Mahan & Furry 110 N. Main Street, Suite 1000 Dayton, OH 45402-1738 Attn: Donald B. Rineer Facsimile: (937) 223-8550

14.2.                      Severability. The unenforceability, illegality or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision.

14.3.                      Governing Law. This Guaranty shall be construed and governed in accordance with the Applicable Laws of the State of Delaware, without regard to its Applicable Laws regarding conflicts of law.

14.4.                      Headings. The section headings of this Guaranty are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Guaranty.

14.5.                      Entire Agreement. This Guaranty, the Purchase Agreement and the Transaction Documents set forth the entire understanding of the parties with respect to the transactions contemplated hereby, supersede all prior discussions, understandings, agreements and representations, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

14.6.                      Interpretive Matters. Unless the context otherwise requires, (a) all references to sections are to Sections in this Guaranty; (b) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter; and (c) the term “including” means by way of example and not by way of limitation. The parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent arises, this Guaranty shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty.

14.7.                      Submission to Jurisdiction. Guarantor submits to the exclusive jurisdiction of the state or federal courts located in Delaware, in any action or proceeding arising out of, or relating to, this Guaranty, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of, or relating to, this Guaranty in any other court. Guarantor waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Guarantor agrees that a final judgment in any action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable law.

2

14.8.                      Waiver of Jury Trial. GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS GUARANTY.

14.9.                      Amendments. This Guaranty may not be amended, restated, supplemented or otherwise modified except by an instrument in writing signed by Guarantor and approved by Purchaser.

[Signature Page Follows]

3

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

Kenneth J. Hemmelgarn, Jr.

[Signature Page to Guaranty]

GUARANTY

This Guaranty (“Guaranty”), dated [_________], 2015, is made by Brian J. Hemmelgarn (“Guarantor”), in favor of Bacterin International Holdings, Inc., a Delaware corporation (the “Purchaser”).

Recitals:

In connection with the closing of the transactions contemplated by the Stock Purchase Agreement, dated as of [__________], 2015, by and among Purchaser, X-spine Systems, Inc., an Ohio corporation, and certain selling parties (the “Purchase Agreement”), Guarantor has agreed to guarantee the obligations of the B. Hemmelgarn 1998 Trust and B. Hemmelgarn 2010 Trust (together, the “Trusts”) owed to Purchaser under the Purchase Agreement, upon the terms and conditions set forth herein. Capitalized terms used but not otherwise defined herein shall take their meaning from the Purchase Agreement.

Agreements:

NOW, THEREFORE, in consideration of the promises contained herein, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound, agrees as follows:

SECTION 15.         Affirmation and Guaranty of Guarantor. Guarantor hereby represents and warrants that he is in control of and a direct or indirect beneficiary of the B. Hemmelgarn 1998 Trust and the grantor of the B. Hemmelgarn 2010 Trust, and will receive value under the Purchase Agreement, including some of the Purchase Consideration that the Sellers receive from Purchaser pursuant to the Purchase Agreement. As a result, and in order to induce Purchaser to enter into the Purchase Agreement, to pay the Purchase Consideration and as security for the performance of the Trusts’ obligations under the Purchase Agreement, Guarantor unconditionally guarantees the full and prompt payment and performance of all obligations of the Trusts to Purchaser arising out of or in connection with the Purchase Agreement. This guaranty is an absolute, complete and continuing guaranty and shall be fully binding upon and enforceable against Guarantor. Guarantor acknowledges that because he is in control of and is a beneficiary of the B. Hemmelgarn 1998 Trust that will receive a portion of the Purchase Consideration, but may distribute such consideration to Guarantor pursuant to the applicable trust agreements, and because he is the grantor of the B. Hemmelgarn 2010 Trust, without this guaranty Purchaser would not have agreed to consummate the transactions contemplated by the Purchase Agreement. Guarantor may not rescind or revoke his obligations hereunder and his liabilities hereunder shall be absolute, unconditional and irrevocable irrespective of the failure of Purchaser to exercise any available rights or remedies against any other Person, any amendment to or waiver of the Purchase Agreement that does not expressly reference this Guaranty, or the insolvency or bankruptcy of, or similar event affecting the Trusts.

SECTION 16.        Miscellaneous.

16.1.                      Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Guaranty shall be in writing and shall be deemed to have been duly given: (a) on the date of delivery, if personally delivered by hand, (b) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (c) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier if the delivery date is a business day, or otherwise on the next business day, or (d) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice if such confirmation is received on a business day during business hours, or otherwise on the next business day.

if to Guarantor, to: Brian J. Hemmelgarn 2122 Winners Circle Dayton, OH 45404 Facsimile: (937) 228-1608	with a copy to: Dunlevey, Mahan & Furry 110 N. Main Street, Suite 1000 Dayton, OH 45402-1738 Attn: Donald B. Rineer Facsimile: (937) 223-8550

16.2.                      Severability. The unenforceability, illegality or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision.

16.3.                      Governing Law. This Guaranty shall be construed and governed in accordance with the Applicable Laws of the State of Delaware, without regard to its Applicable Laws regarding conflicts of law.

16.4.                      Headings. The section headings of this Guaranty are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Guaranty.

16.5.                      Entire Agreement. This Guaranty, the Purchase Agreement and the Transaction Documents set forth the entire understanding of the parties with respect to the transactions contemplated hereby, supersede all prior discussions, understandings, agreements and representations, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

16.6.                      Interpretive Matters. Unless the context otherwise requires, (a) all references to sections are to Sections in this Guaranty; (b) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter; and (c) the term “including” means by way of example and not by way of limitation. The parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent arises, this Guaranty shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty.

16.7.                      Submission to Jurisdiction. Guarantor submits to the exclusive jurisdiction of the state or federal courts located in Delaware, in any action or proceeding arising out of, or relating to, this Guaranty, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of, or relating to, this Guaranty in any other court. Guarantor waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Guarantor agrees that a final judgment in any action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable law.

2

16.8.                      Waiver of Jury Trial. GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS GUARANTY.

16.9.                      Amendments. This Guaranty may not be amended, restated, supplemented or otherwise modified except by an instrument in writing signed by Guarantor and approved by Purchaser.

[Signature Page Follows]

3

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

Brian J. Hemmelgarn

[Signature Page to Guaranty]